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                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG

             MULTI-COLOR CORPORATION AS ("MCC") AND MCC-UNIFLEX, LLC
                                  (AS "BUYER")

                                     UNIFLEX

                                  (AS "SELLER")

                                       AND

                        JOHN YAMASAKI, MEIWA CORPORATION

                                       AND

                      RYOHSEI PLASTIC INDUSTRIES CO., LTD.

                        (COLLECTIVELY, AS "SHAREHOLDERS")

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                                  June 5, 2000




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                                TABLE OF CONTENTS

SECTION                                                                   PAGE

1.  Definition of Certain Terms..............................................1

2.  Purchase and Sale of Assets..............................................2
     2.1  Purchase and Sale..................................................2
     2.2  Excluded Assets....................................................4
     2.3  Assumed Liabilities................................................5
     2.4  Retained Liabilities...............................................6
     2.5  Purchase Price.....................................................8
     2.6  Adjustment of Purchase Price.......................................8
     2.7  Determination of Net Assets Value and Adjustment Amount............8
     2.8  Inventory..........................................................9
     2.9  Allocation of Purchase Price.......................................9

3.  Closing   ..............................................................10

4.  Representations and Warranties of Seller and Shareholders...............10
     4.1  Corporate Status..................................................10
     4.2  Financial Statements..............................................11
     4.3  Absence of Undisclosed Liabilities................................11
     4.4  Absence of Certain Events.........................................11
     4.5 [Intentionally Left Blank].........................................14
     4.6  Accounts Receivable...............................................14
     4.7  Assets Necessary To Business......................................15
     4.8  Authority; Consents; Enforcement: Noncontravention;
                  Noncompetes...............................................15
     4.9  Books and Records.................................................17
     4.10  Compliance With Legal Requirements; Governmental
                  Authorizations............................................17
     4.11  Computer Systems; Software.......................................19
     4.12 Condition and Sufficiency of Assets...............................21
     4.13  Contracts........................................................21
     4.14  Customers of Seller; Conditions Affecting Seller.................22
     4.15  Employee Benefits................................................22
     4.16  Employees and Compensation.......................................25
     4.17  Environmental Matters............................................27
     4.18  Insurance........................................................30
     4.19  Intellectual Property............................................30
     4.20  Inventory........................................................32
     4.21  Labor Relations; Compliance......................................32
     4.22  Litigation; Orders...............................................33
     4.23  No Agent or Broker...............................................34
     4.24  Notices of Violation.............................................34




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                                TABLE OF CONTENTS

SECTION                                                                   PAGE

     4.25  Personal Property................................................34
     4.26  Products.........................................................35
     4.27  Real Property....................................................35
     4.28  Similar Business Ownership.......................................36
     4.29  Status of Contracts..............................................36
     4.30 [Intentionally Left Blank]........................................37
     4.31  Subsidiaries and Investments.....................................37
     4.32  Taxes; Tax Returns; Tax Elections................................37
     4.33  Title to Properties..............................................38
     4.34  Completeness of Statement; Effect of Representations
                  and Warranties............................................39

5.  Representations and Warranties of Buyer.................................39
     5.1  Corporate Status..................................................39
     5.2  Authority; Consents; Enforcement; Noncontravention;
                  Noncompetes...............................................39
     5.3  No Agent or Broker................................................41
     5.4  Completeness of Statements; Effect of Representations
                  and Warranties............................................41

6. [Intentionally Left Blank]...............................................41

7. [Intentionally Left Blank]...............................................41

8.  Covenants of the Parties................................................41
     8.1  Transition of the Business........................................41
     8.2  Employment of Business's Employees................................42
     8.3  Further Assurances................................................42
     8.4  Insurance.........................................................42
     8.5  Proration of Expenses and Other Charges of the Business...........43
     8.6  Filing of Taxes; Payment..........................................43
     8.7  Sales and Other State Taxes.......................................43
     8.8  Use of Names......................................................44
     8.9 Termination of Employee Benefit Plans..............................44
     8.10 Environmental Matters.............................................44

9. [Intentionally Left Blank]...............................................44

10. [Intentionally left blank]..............................................44

11. [Intentionally Left Blank]..............................................44

12.  Deliveries and Actions To Be Taken At Closing..........................44
     12.1  Deliveries by Seller and Shareholders............................44



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                                TABLE OF CONTENTS

SECTION                                                                   PAGE

     12.2  Deliveries by Buyer..............................................46
     12.3  Covenants and Agreements Not-To-Compete..........................46
     12.4  Leases ..........................................................46
     12.5  Assumption Agreement.............................................47
     12.6  Change of Name...................................................47
     12.7 [Intentionally Left Blank]........................................47

13.  Indemnification; Remedies..............................................47
     13.1  Survival; Right to Indemnification...............................47
     13.2  Indemnification and Payment of Damages By Seller
                  and Shareholders..........................................47
     13.3  Remedies of Buyer Indemnities Not Exclusive......................48
     13.4 Use of Insurance to Indemnify Buyer Indemnitees for
                  Liability Related to Environmental Matters................48
     13.5  Indemnification By Buyer.........................................49
     13.6  Remedies of Seller Indemnities Not Exclusive.....................50
     13.7  Time Limitations.................................................50
     13.8  Indemnity Claims.................................................50
     13.9  Right of Set-Off.................................................53
     13.10  Limitations on Indemnification by Seller
                  and Shareholders..........................................53

14. [Intentionally Left Blank]..............................................54

15.  Miscellaneous Provisions...............................................54
     15.1  Arbitration......................................................54
     15.2  Amendment; Waiver................................................55
     15.3  Agreement Non-Assignable; Binding Effect.........................55
     15.4  Construction and Interpretation of Agreement.....................55
     15.5  Severability of Provisions.......................................56
     15.6  Confidentiality of Certain Information...........................57
     15.7  Confidentiality of Agreement.....................................57
     15.8  Exclusive Forum..................................................58
     15.9  Exhibits and Schedules...........................................58
     15.10  Counterparts....................................................58
     15.11  Entire Agreement................................................58
     15.12  Independent Contractor Relationship.............................59
     15.13  Expenses........................................................59
     15.14  Further Assurances..............................................59
     15.15  Governing Law...................................................59
     15.16  No Public Announcement..........................................59
     15.17  Notices.........................................................60
     15.18  Recovery of Expenses by Prevailing Party........................61



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     15.19  Cumulative Remedies; Specific Performance.......................61
     15.20  Time of Essence.................................................61




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                                    EXHIBITS

DESCRIPTION                                                            EXHIBIT

Excluded Assets..............................................................A
Assumption Agreement.........................................................B
Purchase Price Allocation....................................................C
Sales and Other Taxes........................................................D
Seller and Shareholder Resolutions ..........................................E
Bill of Sale and Assignment Agreement........................................F
Seller's Opinion of Counsel..................................................G
Buyer's Resolutions .........................................................H
Shareholders' Noncompetition Agreement.......................................I
Seller's Noncompetition Agreement............................................J
Yamasaki's Noncompetition Agreement..........................................K
Real Property Leases.........................................................L


                                    SCHEDULES

DESCRIPTION                                                           SCHEDULE

Operating Cash, Investments, Securities, Notes Receivable
  and Deposits..........................................................2.1(b)
Assumed Contracts.......................................................2.1(g)
Claims..................................................................2.1(k)
Prepaid Expenses........................................................2.1(m)
Other Liabilities.......................................................2.3(g)
Adjustment to Purchase Price...............................................2.6
Corporate Status...........................................................4.1
Absence of Undisclosed Liabilities.........................................4.3
Absence of Certain Events..................................................4.4
Accounts Receivable........................................................4.6
Seller's Consent........................................................4.8(b)
Compliance with Legal Requirements.....................................4.10(a)
Governmental Authorizations............................................4.10(b)
Computers..............................................................4.11(a)
Software Rights........................................................4.11(b)
Condition and Sufficiency of Assets.......................................4.12
Contracts.................................................................4.13
Customers of Seller.......................................................4.14
Benefit Plans..........................................................4.15(a)
Employees and Compensation................................................4.16
Environmental Matters..................................................4.17(a)
Environmental Claims...................................................4.17(b)
Environmental Orders...................................................4.17(c)
Environmental Liabilities..............................................4.17(d)
Hazardous Materials....................................................4.17(e)



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Release.................................................................4.17(f)
Transferable Environmental Permits......................................4.17(i)
Other Intellectual Property..........................................4.19(a)(1)
Intellectual Property Licenses..........................................4.19(b)
Marks...................................................................4.19(d)
Inventory..................................................................4.20
Labor Relations............................................................4.21
Litigation.................................................................4.22
Personal Property..........................................................4.25
Product Warranty........................................................4.26(a)
Leased Property.........................................................4.27(b)
Similar Business Ownership.................................................4.28
Status of Contracts and Leases.............................................4.29
Studies....................................................................4.30
Tax Returns.............................................................4.32(a)
Tax Clearance Certificate...............................................4.32(d)
Title to Properties........................................................4.33
Buyer's Consent..........................................................5.2(b)
Insurance...................................................................8.4







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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into and effective as of June 5, 2000, by and among (i) Multi-Color Corporation, an Ohio corporation ("MCC"), (ii) MCC-Uniflex, LLC, an Ohio limited liability company ("Buyer"), (iii) Uniflex, a California corporation ("Seller") and (iv) John Yamasaki ("Yamasaki"), Meiwa Corporation ("Meiwa"), a corporation organized under the laws of Japan ("Meiwa"), and Ryohsei Plastic Industries, Co., Ltd., a corporation organized under the laws of Japan and a subsidiary of Meiwa ("Ryohsei") (also individually a "Shareholder," collectively "Shareholders").

     RECITALS:

     A. Seller, all of the outstanding capital stock of which is owned by Shareholders, is engaged in the manufacturing of heat shrink specialty labels (the "Business") with its principal place of business located at 1151 Grier Drive, Suite M&K, Las Vegas, Nevada 89109 and general offices located at 100-100 Chaparral Court, Anaheim Hills, California 92808.

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Business, and all of the assets and properties owned or used by Seller in the conduct of the Business, for the consideration and upon the other terms and conditions set forth in this Agreement.

     AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. DEFINITION OF CERTAIN TERMS. Certain capitalized terms used in this Agreement are defined in the Appendix of Defined Terms attached hereto, and when used herein have the meaning set forth in the Appendix.









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2.  PURCHASE AND SALE OF ASSETS.

     2.1 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing (as such term is defined in SECTION 3), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all Encumbrances, all the right, title and interest that Seller possesses and has the right to transfer under, in and to the Business and all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Seller as of the date hereof or which relate to the Business, as a going concern, other than the "Excluded Assets" (as defined in SECTION 2.2), including the following (the "Acquisition Assets"):

              (a) ACQUISITION BALANCE SHEET ASSETS. All of the assets and properties reflected on the Acquisition Balance Sheet (as defined in SECTION 4.2), except those disposed of in the ordinary course of business, and including those acquired in the ordinary course of business, since the date thereof.

              (b) CASH, INVESTMENTS AND DEPOSITS. Cash in the amount of Eight Hundred Thousand Dollars ($800,000) ("Operating Cash"), all securities and investments and notes receivable, including those identified on SCHEDULE 2.1(b), and all deposits in connection with real and personal property leases to which Seller is a party ("Investments").

              (c) REAL PROPERTY. All leasehold and other interests in and to all real property, including the real property and leasehold interests identified on
SCHEDULE 4.27(b), together with all improvements, buildings and fixtures located thereon or therein and all construction in progress ("Real Property Leases").

              (d) PERSONAL PROPERTY. All machinery, equipment, fixtures, computer hardware and software (subject to any restrictions by the licensor on the assignment thereof) tools, supplies, spare parts, furniture, vehicles and all other tangible personal property and assets owned or leased by Seller, including, without limitation those identified on SCHEDULE 4.25 ("Personal Property").



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              (e) INVENTORIES. All inventories of raw materials, work-in-process and finished goods of Seller, wherever located, including inventories located in or about Seller's facilities, in transit to Seller's facilities, provided that title has passed to Seller, or in transit to any customer of Seller, provided that title has not passed to such customer of Seller ("Inventories").

              (f) ACCOUNTS RECEIVABLE. All accounts receivable, notes receivable, premiums receivable, commissions receivable, and other rights to receive payments from customers of Seller or from others, including all trade accounts receivable representing amounts payable to Seller in respect of goods shipped, products sold, or services rendered, to customers or clients of Seller on or prior to the date hereof, and the full benefit of all security for such accounts, and all claims, remedies and other rights related to any thereof, including those identified on SCHEDULE 4.6 ("Receivables").

              (g) CONTRACTS. All the interest (including all rights, benefits, duties and obligations) that Seller possesses and has the right to transfer in all written or oral contracts, agreements, indentures, warranties, notes, bonds, loans, instruments, leases, conditional sales contracts, mortgages, licenses, franchises, insurance policies, commitments or other arrangements or agreements and understandings, including, without limitation, those identified on SCHEDULE 2.1(g), and all outstanding offers or solicitations to enter into any of the foregoing ("Contracts").

              (h) GOVERNMENTAL AUTHORIZATIONS. All Governmental Authorizations owned, held or utilized by Seller in connection with the ownership of the Acquisition Assets and the operation of the Business, and all pending applications therefor, in each case to the extent transferrable to Buyer, including those listed on SCHEDULE 4.10(b).

              (i) DATA AND RECORDS. All operating data and records of Seller, including customer lists and records, supplier agreements, rebate details, general commercial information, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records ("Data and Records").



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              (j) INTELLECTUAL PROPERTY. All of the intangible and intellectual property which Seller possesses and has the right to transfer, including all Internet domain names, Marks, whether registered or unregistered, and all post office box numbers, Trade Secrets, all telephone and facsimile numbers and other listings and numbers used primarily in connection with the Business, including those identified on SCHEDULE 4.19(a).

              (k) CLAIMS. All claims of Seller against third parties relating to the Business or the Acquisition Assets, whether choate or inchoate, known or unknown, contingent or otherwise, including without limitation, all such claims listed on SCHEDULE 2.1(k);

              (l) INSURANCE PROCEEDS. All insurance proceeds arising in connection with damage or loss to any Acquisition Assets occurring prior to the date hereof, to the extent not expended for the repair or restoration of the Acquisition Assets ("Insurance Proceeds");

              (m) PREPAID EXPENSES. All prepaid expenses relating to the Acquisition Assets, including those listed on SCHEDULE 2.1(m) ("Prepaid Expenses").

              (n)  GOODWILL.  The going concern value and goodwill of Seller.

              (o) OTHER ASSETS. Other properties and assets of every kind, character or description, tangible or intangible, owned by Seller or used or held for use in connection with the Business, whether or not similar to the items or types specifically set forth above ("Other Assets").

     2.2 EXCLUDED ASSETS. There shall be excluded from the Acquisition Assets only those assets described on EXHIBIT A ("Excluded Assets").

     2.3 ASSUMED LIABILITIES. At the Closing, Buyer shall deliver to Seller an undertaking and assumption, in the form of EXHIBIT B (the "Assumption Agreement"), pursuant to which Buyer shall


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assume and agree to discharge only the following specifically enumerated obligations and Liabilities of Seller (the "Assumed Liabilities"):

              (a) all Liabilities for payment of trade accounts payable reflected on the Closing Balance Sheet remaining unpaid on the date hereof, other than the account payable to Meiwa in an amount equal to Six Hundred Twenty-Five Thousand Three Hundred Fifty Dollars ($625,350.00);

              (b) all Liabilities for payment of accrued payroll, accrued vacation and accrued sick leave and other accrued liabilities reflected on the Closing Balance Sheet;

              (c) all Liabilities to Seller's customers or clients under purchase orders for products or services not delivered, purchased or otherwise completed on the date hereof;

              (d) all Liabilities to Seller's customers under express, written warranties with respect to Seller's products or services customarily given by Seller to its customers in the Ordinary Course of Business;

              (e) all Liabilities arising out of or relating to the product liability claims identified on SCHEDULE 2.1(k);

              (f) all Liabilities of Seller arising after the Closing (other than any Liability for, or resulting from, any breach or default thereunder which occurred prior to the Closing) under the Contracts identified on SCHEDULE 2.1(g), or under any contract entered into by Seller in the Ordinary Course of Business as of the date hereof (for which disclosure is not required on SCHEDULE 2.1(g)), including without limitation the purchase orders entered into by Seller in the Ordinary Course of Business, to the extent not already satisfied by Seller prior to the date hereof; and

              (g) the other Liabilities of Seller described on SCHEDULE 2.3(g) hereto.




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     2.4 RETAINED LIABILITIES. Except Assumed Liabilities, Buyer shall not assume, and Seller shall remain solely responsible for, and shall retain, pay, perform and discharge, any and all other Liabilities of Seller on the Business (the "Retained Liabilities"). Notwithstanding anything to the contrary contained herein, and without limiting the foregoing, the following shall be considered "Retained Liabilities" of Seller for the purposes of this Agreement:

              (a) any Liability or obligation of Seller arising under this Agreement;

              (b) any Liability or obligation arising from any product Liability of Seller or the Business not included in the Assumed Liabilities in respect of products or services of the Business manufactured, sold or provided to customers, clients or others, prior to the Closing;

              (c) any Liability for any Tax, including (1) any Taxes arising out of, or resulting from, Seller's ownership or operation of the Business or the Acquisition Assets before the Closing, (2) any Taxes arising out of, or resulting from, the sale of the Acquisition Assets pursuant to this Agreement, and (3) any Liability for deferred Taxes of any nature;

              (d) any Environmental, Health and Safety Liabilities, including, and not limited to those listed on SCHEDULE 4.17(a);

              (e) any Liability arising under any Contract not transferred to Buyer under this Agreement;

              (f) any Liability to indemnify any shareholder, officer, director, employee or agent of Seller;

              (g) any Liability of the Business to Seller or any Related Persons (except as specifically assumed by Buyer);



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              (h) any Liability relating to accrued payroll, accrued vacation, accrued sick leave or other accrued liabilities, not reflected on the Closing Balance Sheet, and any Liability for pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other benefits of any kind for employees or former employees, or both;

              (i) any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any Related Person;

              (j) any Liability arising out of or related to any employee grievance commenced or relating to periods prior to the date hereof whether or not the affected employees become employees of Buyer;

              (k) any Liability under any Contract transferred to Buyer hereunder as part of the Acquisition Assets which arises after the date hereof and which is attributable to or associated with (1) any material breach of or material default under (or an event which, with the passing of time or the giving of notice, or both, constitutes a material breach of or material default under) any such transferred Contract, which breach, default or event occurred prior to the Closing, or (2) any service provided or to have been provided by Seller under any such transferred Contract prior to the date hereof;

              (l) any Liability to distribute to the Shareholders of Seller, or otherwise apply all or any part of the consideration paid by Buyer hereunder;

              (m) any Liability arising out of any Proceeding, whether or not set forth in any Exhibit or Schedule hereto, or any other Proceeding arising out of, or relating to, any occurrence or event happening before the Closing;

              (n) any Liability based upon acts or omissions of Seller occurring after the date hereof;



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              (o) any other Liability of Seller not included in the Assumed
Liabilities, including any Liability directly or indirectly arising out of or relating to the operation of the Business or ownership of the Acquisition Assets prior to the Closing.

     2.5 PURCHASE PRICE. The purchase price for the Acquired Assets shall be Seven Million Dollars ($7,000,000), subject to adjustment as provided in SECTION
2.6 ("Purchase Price"). The Purchase Price shall be paid by Buyer at the Closing by wire transfer or delivery of other immediately available funds in the amount of Seven Million Dollars ($7,000,000) to an account designated by Seller.

     2.6 ADJUSTMENT OF PURCHASE PRICE. The parties hereto negotiated the Purchase Price on the basis that the net assets value of the Business, determined as provided in SECTION 2.7 ("Net Assets Value") as of the Effective Date (as hereinafter defined) would be adjusted dollar-for-dollar for the changes from the Net Assets Value of the Business as of the date of the Acquisition Balance Sheet. Set forth on SCHEDULE 2.6 is the Acquisition Balance Sheet and estimated Closing Balance Sheet. In the event that the Net Assets Value of the Business as of the Effective Date shall be less or greater than that amount, the Purchase Price shall be reduced or increased by an amount equal to the difference between that amount and the Net Assets Value as of the Effective Date (the "Adjustment"). Upon final determination of the Adjustment as provided in SECTION 2.7, Seller or Buyer shall wire transfer or deliver to an account designated by the other immediately available funds equal to the Adjustment plus interest thereon from the date hereof through date of payment calculated at the rate of eight percent (8%) per annum.

     2.7 DETERMINATION OF NET ASSETS VALUE AND ADJUSTMENT AMOUNT. Within 90 days of the Effective Date, Buyer's accounting firm, Grant Thornton LLP ("Grant"), shall (a) determine the Net Assets Value of the Business as of the Effective Date, and the amount of the Adjustment, if any, provided for in SECTION 2.6, in accordance with Generally Accepted Accounting Principles ("GAAP"), applied in a manner consistent with the methods used in the Seller Financial Statements, and
(b) shall give written notice of its determination to Buyer and Seller, including in such notice the computations made in accordance with GAAP on which its determination is based (the


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"Adjustment Notice"). If Seller does not give written notice to Buyer disputing
Grant's determinations within 15 days of the Adjustment Notice, the determination in the Adjustment Notice shall be final, and the Purchase Price shall be adjusted in accordance with such determination as provided in SECTION
2.6. If Seller disputes Grant's determination in the Adjustment Notice by written notice thereof to Buyer within 15 days of the Adjustment Notice, Buyer and Seller shall thereafter attempt to resolve such dispute within 15 days of Seller's notice. If the parties cannot resolve the dispute within that 15 day period, Seller shall then appoint BDO Siedman ("BDO") as its representative, who shall meet with Grant and review the disputed determination. If the two accounting firms cannot resolve the dispute within 30 days following the appointment of BDO, Deloitte & Touche, L.L.P. ("Deloitte") shall be mutually appointed by Buyer and Seller as the third accounting firm to review the determination, and the decision of Deloitte shall be final and binding on the parties hereto. Buyer shall pay the costs and expenses of Grant, Seller shall pay the costs and expenses of BDO, and, if appointed, Buyer and Seller shall each pay half of the costs and expenses of Deloitte. GAAP shall be applied in a manner consistent with the methods used in the Seller Financial Statements by all parties and accounting firms in determining Net Assets Value and the Adjustment hereunder. Neither the determination of Net Assets Value nor the adjustment of the Purchase Price pursuant to SECTIONS 2.6 and 2.7 shall limit, reduce, or otherwise affect or alter the representations, warranties and covenants of the parties contained herein, including, without limitation, their indemnification obligations under SECTION 13.

     2.8 INVENTORY. For purposes of determining the Net Assets Value as provided in SECTION 2.7, and the Adjustment pursuant to SECTION 2.6, Seller and Buyer, at Buyer's expense, shall conduct and complete a physical count and valuation of the Business's Inventories on the date hereof. The Inventories reflected thereby shall be valued in accordance with GAAP in a manner consistent with the methods used in the Seller Financial Statements.

     2.9 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquisition Assets as specified in EXHIBIT C hereto. After the Closing, the parties agree to make consistent use of the allocation, fair market values and useful lives specified in EXHIBIT C for all Tax purposes and in any and all filings, declarations and reports with the Internal Revenue Service (the




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



"IRS") in respect thereof, including without limitation, the reports required to be filed under Section 1060 of the IRC, if applicable, it being understood that Buyer shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the date hereof if such form is required to be filed with the IRS. In any Proceeding related to the determination of any Tax, no party hereto shall contend or represent that such allocation is not correct.

  3. CLOSING. Consummation of the purchase and sale of the Acquisition Assets as contemplated in this Agreement (the "Closing") shall take place telephonically at the offices of MCC's and Buyer's counsel, Greenebaum Doll & McDonald PLLC, 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, and at the offices of Seller's counsel, Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at 3:00 p.m., Eastern Standard Time, on June 5, 2000, or at such other time and place as the parties may mutually agree. The Closing shall be effective the as of the close of business on the last business day preceding the day on which the transaction is closed (the "Effective Date").

  4. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and each Shareholder, jointly and severally, hereby represent and warrant to Buyer as follows:

     4.1 CORPORATE STATUS. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has, and, to the Knowledge of Seller, at all times has had, full corporate power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such business has and is now being conducted. Set forth on SCHEDULE 4.1 are true and complete copies of the organizational documents of Seller, as amended to the date hereof. To the Knowledge of Seller, neither the nature of the business of Seller, nor the character and location of the properties owned or leased by Seller, makes its qualification as a foreign corporation necessary under the laws of any jurisdiction, except as set forth on SCHEDULE 4.1, and except where the failure to be so qualified would not have any Adverse Effect. Shareholders own all of the issued and outstanding capital stock of Seller as set forth on SCHEDULE 4.1.

     4.2 FINANCIAL STATEMENTS. Seller has delivered to Buyer the following financial statements of Seller and the Business (the "Seller Financial Statements"): (a) unaudited consolidated balance sheets of Seller and the Business, for each of the fiscal years ending December 31, 1997, 1998 and 1999, and the related unaudited consolidated statements of income and cash flow for each of the periods then ended and (b) an unaudited consolidated balance sheet of Seller and the Business as at November 30, 1999 (the "Acquisition Balance Sheet"), and the related unaudited consolidated statements of income and cash flow for the period then ended, including in each case the notes thereto. The Seller Financial Statements and notes thereto fairly present the financial position and the results of operations, changes in shareholders' equity, and cash flow of Seller and the Business, as at the respective dates of, and for the periods referred to in, Seller Financial Statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have an Adverse Effect) and the absence of notes to the Seller Financial Statements (that, if presented, would not differ materially from those included in the Acquisition Balance Sheet), consistently applied throughout the periods covered by the Seller Financial Statements involved, except as disclosed in the notes thereto. No financial statements of any Person other than Seller are required by GAAP to be included in the consolidated financial statements of Seller. The Seller Financial Statements have been prepared from and are in accordance with the books and records of Seller and the Business.

     4.3 ABSENCE OF UNDISCLOSED LIABILITIES. As of November 30, 1999, Seller had no material Liabilities except as shown (and in the amounts shown) on the Acquisition Balance Sheet or as shown on SCHEDULE 4.3. Since November 30, 1999, except as shown on SCHEDULE 4.3, Seller has not incurred or become subject to any material Liability, other than Liabilities incurred in the Ordinary Course of Business, all of which have been paid in full in the Ordinary Course of Business or are reflected on Seller's regular books of account on the date hereof and none of which is inconsistent with the representations, warranties and covenants of Seller and Shareholders contained herein or with any other provisions of this Agreement.

     4.4 ABSENCE OF CERTAIN EVENTS. Since November 30, 1999, Seller and Shareholders have not, with respect to Seller and the Business, except as set forth on SCHEDULE 4.4:

              (a) waived or released any debts, claims or rights of value or suffered any extraordinary loss or written down the value of any inventories or other assets or written down or off any receivable in excess of Five Thousand Dollars ($5,000) for any one event or in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

              (b) made any capital expenditures or capital commitments outside the Ordinary Course of Business in excess of $5,000 for any single one or series of related transactions or in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

              (c) made any change in the Business or the manner of conducting the Business, other than changes in the Ordinary Course of Business, none of which has, and which in the aggregate have not had, an Adverse Effect;

              (d) terminated, placed on probation, disciplined, warned, or experienced any material dissatisfaction with, any officer, supervisory employee or outside salesperson of Seller;

              (e) experienced any resignations of, or had any disputes involving the employment or agency relationship with any employee or agent of Seller which could reasonably be expected to have an Adverse Effect and, concerning any branch manager or outside salesperson, whether or not the same, to the Knowledge of Seller, could reasonably be expected to have an Adverse Effect;

              (f) suffered any casualty, damage, destruction or loss to any of its properties not covered by insurance in excess of Five Thousand Dollars ($5,000) for any one event or in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

              (g) declared, set aside or paid any dividends or distributions in respect of shares of common stock of Seller, except in the Ordinary Course of Business;

              (h) paid or obligated itself to pay any bonuses, except bonuses in the Ordinary Course of Business, or extraordinary compensation to, or made any increase (except increases in the Ordinary Course of Business) in the compensation payable (or to become payable by it) to, any of its directors, officers, employees, agents, Shareholders or other representatives of Seller;

              (i) terminated or amended or suffered the termination or amendment of any material contract, lease, agreement, license or other instrument to which it is or was a party, other than any of such actions which occur in the Ordinary Course of Business or which does not have an Adverse Effect;

              (j) adopted, modified or amended any plan or agreement listed on
SCHEDULE 4.15(a) so as to increase the benefits due the employees of Seller under any such plan or agreement;

              (k) made any loan or advance to any Person (except a normal travel or other reasonable expense advance to its officers and employees);

              (l) to the Knowledge of Seller, suffered an Adverse Effect;

              (m) subjected any of its assets or properties to any Encumbrances or to any other similar charge of any nature whatsoever;

              (n) paid any funds to any of its officers or directors, or to any family member of any of them, or any Person in which any of the foregoing have any direct or indirect interest, except for the payment of installments of annual salaries and the bonuses accrued at December 31, 1999;

              (o) disposed of or encumbered, or agreed to dispose of or encumber any of its assets or properties, other than in the Ordinary Course of Business;

              (p) entered into any material transactions other than in the Ordinary Course of Business;

              (q) made any change in accounting principles, methods or practices;

              (r) entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) other than purchase orders entered into in the Ordinary Course of Business, which either involve more than Ten Thousand Dollars ($10,000) or were made outside the Ordinary Course of Business;

              (s) delayed or postponed the payment of any material accounts payable and other Liabilities outside the Ordinary Course of Business;

              (t) been a party to any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Seller other than entering into the letter of intent with Buyer; or

              (u) entered into any agreement or commitment (whether or not in writing) to do any of the above;

and Seller has:

              (v) used its Best Efforts to preserve the Business and the organization of Seller, and to keep available, without entering into any binding agreement, the services of Seller's employees, and to preserve the goodwill of Seller's customers and others having business relationships with Seller; and

              (w) continued the Business and maintained its operations and equipment, books of account, records and files in the Ordinary Course of Business.

     4.5 [INTENTIONALLY LEFT BLANK].

     4.6 ACCOUNTS RECEIVABLE. All trade accounts Receivable on the date hereof represent (a) valid and bona fide obligations arising from sales actually made or services actually rendered by Seller in the Ordinary Course of Business, (b) are correct as to amount, legally enforceable according to their terms and (c) to the Knowledge of Seller have no rights of defense, counterclaim or set-off against them, including any relating to the amount or validity of such Receivable. SCHEDULE 4.6 contains a complete and accurate list of all such Receivables as of the Effective Date, and sets forth an accurate aging of all such Receivables.

     4.7 ASSETS NECESSARY TO BUSINESS. Seller owns or leases, the Acquisition Assets including all properties and assets, tangible and intangible, which are necessary for Buyer to conduct the Business as heretofore conducted by Seller, and necessary or appropriate for the continued conduct of the Business after the date hereof in substantially the same manner as conducted prior to the date hereof. Seller has all required and proper permits and licenses, including franchises, titles (including motor vehicle titles and current registrations), fuel permits and any other similar documents constituting a material entitlement or otherwise material to the operation of the Business (collectively, "Permits"), and Seller is a party to all other material contracts and agreements necessary to permit it to carry on the Business as presently conducted.

     4.8  AUTHORITY; CONSENTS; ENFORCEMENT: NONCONTRAVENTION; NONCOMPETES.

              (a) AUTHORITY. Seller has the corporate power and authority to execute, deliver and perform this Agreement and all other agreements, certificates or documents contemplated hereby ("Seller Ancillary Documents"), and has taken all actions required to authorize, execute, deliver and perform this Agreement and the Seller Ancillary Documents, including approval by its board of directors and Shareholders. Shareholders have full power, authority and capacity to execute, deliver and perform this Agreement and the Seller Ancillary Documents.

              (b) CONSENTS. Except as set forth on SCHEDULE 4.8(b), no consent, approval, action or authorization of any third party, including any Governmental Authorization or application to, or other notice or filing with, any Governmental Body, is required for the execution, delivery or performance of this Agreement or the Seller Ancillary Documents by Seller or any Shareholder ("Seller's Consents").

              (c) ENFORCEMENT. This Agreement and the Seller Ancillary Documents have been duly executed and delivered by Seller and Shareholders and constitute the legal, valid and binding obligations of Seller and Shareholders, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law.

              (d) NONCONTRAVENTION. The execution and delivery of this Agreement and the Seller Ancillary Documents by Seller and Shareholders does not violate any provision of the Organizational Documents of Seller or any Shareholder and will not result in a breach or violation or default under any Order which Seller or any Shareholder is subject or result in a breach by Seller or any Shareholder under any material contract or obligation to which it or they are bound. Neither the execution and the delivery of this Agreement and the Seller Ancillary Documents, nor compliance with, or fulfillment of, the terms, conditions and provisions hereof or thereof, will (a) violate any Legal Requirement of Seller or any Shareholder; (b) materially conflict with, result in a material breach of, constitute a material default under, any Contract or Order to which Seller or any Shareholder is a party; (c) create in any party the right to accelerate, terminate, modify, or cancel, any Contract to which Seller or any Shareholder is a party; (d) accelerate any Liability of Seller, any Shareholder or the Business; (e) result in the imposition of or creation of any Encumbrance upon or with respect to any of the Acquisition Assets; (f) require any notice under any Contract or Order to which Seller or any Shareholder is a party or by which it or they are bound or to which any of its or their assets or properties are subject; or (g) require the approval, consent, authorization or act of, or the making by Seller or any Shareholder of any declaration, filing or registration with, any Person.

              (e) RESTRICTION ON COMPETITION. Neither Seller nor any Shareholder is a party to or subject to any contract, arrangement or commitment containing covenants by Seller or any Shareholder prohibiting or restricting competition in any line of business or activity, or restricting the customers from whom, or the area in which, Seller or any Shareholder may solicit or conduct business.

     4.9 BOOKS AND RECORDS. Prior to the execution of this Agreement, Seller made available to Buyer for its examination the books of account, records and minute and stock books of Seller ("Books and Records"). The Books and Records are true and complete in all material respects and have been prepared in the usual and customary manner in accordance with sound business practices, including the maintenance of an adequate system of internal controls. There has been duly and completely entered in the Books and Records all monies due or to become due from or to or owing by Seller and all Liabilities of Seller by reason of any transaction, matter, or cause whatsoever. To the Knowledge of Seller, the minute books of Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the board of directors and the committees of the board of directors of Seller. No material changes or additions to the books and records of Seller have been made from the date such books and records were first made available to Buyer and nothing which should be set forth in said books and records, if prepared in the usual and customary manner of Seller, has occurred from the date such books and records were first made available to Buyer, except for such changes, additions or events which have been made or have occurred, as the case may be, in the Ordinary Course of Business.

     4.10  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

              (a) COMPLIANCE WITH LEGAL REQUIREMENTS. To the Knowledge of Seller, and except as set forth on SCHEDULE 4.10(a):

                  (1) Seller is, and, at all times since its inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Acquisition Assets;

                  (2) no event has occurred, nor does any circumstance exist, that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement, or (B) may give rise to any material obligation on the part of Seller to undertake, or to bear all or any material portion of the cost of, any remedial action of any nature; and

                  (3) Seller has not received, at any time since its inception, any notice or other communication (whether oral or written) from any Person regarding (a) any actual, alleged, possible material violation of, or failure to comply with, any Legal Requirement, or (b) any material actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

The failure of Seller to comply with any Legal Requirement will not have an Adverse Effect on Buyer.

              (b) GOVERNMENTAL AUTHORIZATIONS. SCHEDULE 4.10(b) contains a complete and accurate list of each Governmental Authorization that is held by Seller or that otherwise relates to the Business, or to any of the assets owned or used by Seller, and is material to the operation of the Business. Each Governmental Authorization listed or required to be listed on SCHEDULE 4.10(b) is valid and in full force and effect except where the failure to do so would not have an Adverse Effect. SCHEDULE 4.10(b) also sets forth the name of any third party from whom consent must be obtained in order to effect a transfer to Buyer of the Permits to be acquired as a result of the transactions contemplated herein; and, except as set forth on SCHEDULE 4.10(b), Seller has obtained all such consents except where the failure to be so valid and in force and effect would not have an Adverse Effect. To the Knowledge of Seller, and except as set forth on SCHEDULE 4.10(b):

                  (1) To the Knowledge of Seller, Seller is, and at all times since its inception has been, in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on SCHEDULE 4.10(b);

                  (2) no event has occurred, nor does any circumstance exist, that shall (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any Governmental Authorization listed or required to be listed on SCHEDULE 4.10(b), or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Governmental Authorization listed or required to be listed on SCHEDULE 4.10(b);

                  (3) Seller has not received, at any time since its inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or material modification to any Governmental Authorization; and

                  (4) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on SCHEDULE 4.10(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed on SCHEDULE 4.10(b) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Business in the manner it is currently conducted and operated and to permit Seller to own and use its assets in the manner in which it currently owns and uses such assets, to the Knowledge of Seller, and there will not be an Adverse Effect in the Governmental Authorizations as a result of the consummation of the transactions contemplated herein, nor to the Knowledge of Seller, will there be any Adverse Effect on Buyer for any failure of Seller to have any Governmental Authorization in full force and effect.

     4.11  COMPUTER SYSTEMS; SOFTWARE.

              (a) CONDITION OF COMPUTERS. All computers and computer systems owned, leased or used by Seller in connection with the Business (including software, communication links and storage media) (collectively, "Computers"):

                  (1) are in full operating order and fulfill the purposes for which they were acquired, established and are currently used;

                  (2) have adequate capacity for the present needs of the Business;

                  (3) have adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover) and trained personnel to ensure that breaches of security, errors and breakdowns are kept to a minimum and that no material disruption will be caused to the Business or any material part thereof in the event of a breach of security, error or breakdown;

                  (4) are under the sole control of Seller, are located at branch locations of Seller, are not shared with, used by or on behalf of or, to the Knowledge of Seller, accessible by any other Person and, except for software properly licensed to Seller, are owned by Seller;

                  (5) are, except as set forth on SCHEDULE 4.11(a), properly established and documented by written technical descriptions and manuals so as to enable them to be used and operated by any reasonably qualified personnel; and

                  (6) may be assigned by Seller to Buyer, without the consent of any third person.

              (b) CONDITION OF SOFTWARE. All software used on or stored or resident in the Computers ("Software"):

                  (1) performs efficiently in accordance with its specifications and does not contain any defect or feature which may have an Adverse Effect on its performance;

                  (2) is lawfully held and used and, to the Knowledge of Seller, does not infringe the intellectual property rights of any Person and, to the Knowledge of Seller, all copies held have been lawfully made; and

                  (3) standard packaged Software is licensed to Seller on an express or implied license which does not require Seller to make any further payments, is not terminable without the consent of Seller and which imposes no material restrictions except as to copying on the use or transfer of the Software.

              (c) OWNERSHIP OF SOFTWARE. No Software owned by or licensed to Seller is used by or licensed or sublicensed by Seller to any other Person.

              (d) OPERATION OF COMPUTERS. To the Knowledge of Seller, no Person is in a position, by virtue of rights in, knowledge of or access to the Computers, to currently prevent or impair the proper and efficient functioning of the Computers. To the Knowledge of Seller, Seller's employees are adequately trained to enable them to use and operate the Computers for the purposes for which they have been acquired by Seller. All Data and Records stored by electronic means are capable of ready access through the Computers. The transactions contemplated in this Agreement will not cause any license agreements as referred to in this SECTION 4.11 to be terminated or the terms varied or any rates or royalties payable to be materially increased.

     4.12 CONDITION AND SUFFICIENCY OF ASSETS. Except as disclosed on SCHEDULE 4.12, the tangible Acquisition Assets are structurally sound, are free from material defects (patent and latent), and have been maintained in accordance with the manufacturer's recommendations or normal industry practice. Except as disclosed on SCHEDULE 4.12, the material tangible Acquisition Assets are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used and presently proposed to be used, and none of the tangible Acquisition Assets are in need of material maintenance or repairs. Except as set forth on SCHEDULE

4.12, the Acquisition Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

     4.13 CONTRACTS. SCHEDULE 4.13 contains a list of each contract to which Seller is a party, except for (a) sales or purchase orders entered into in the Ordinary Course of Business, (b) contracts involving Seller's receipt or payment of less than $25,000 in any 12-month period, and (c) contracts cancelable without penalty or payment upon no more than 30 days notice. Seller has furnished Buyer with a true and complete copy of each written contract listed on
SCHEDULE 4.13. Each such Contract set forth on SCHEDULE 2.1(g) is legal, valid, binding, enforceable and in full force and effect, and shall, as to Buyer, continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. To the Knowledge of Seller, no party to any such Contract set forth on SCHEDULE 2.1(g) is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (d) no party has repudiated any provision of any Contract set forth on SCHEDULE 2.1(g). All of the Contracts which are specifically set forth on SCHEDULE 2.1(G) are assignable by Seller to Buyer and such assignment may be made without the consent of any other party to the Contract and will not result in a breach, violation or default under any such Contract, except as set forth on SCHEDULE 2.1(g) .

     4.14 CUSTOMERS OF SELLER; CONDITIONS AFFECTING SELLER. SCHEDULE 4.14 sets forth the 10 largest customers of Seller by dollar value of aggregate purchases from Seller over the 24 months ended December 31, 1999. Except as set forth on
SCHEDULE 4.14, none of the customers identified on SCHEDULE 4.14 have terminated their relationship with Seller, or otherwise ceased doing business with Seller or otherwise indicated to Seller, that the amount of revenue or gross margin accounted for by such customer is likely to be materially less after the date hereof than the amount reflected for such customers on SCHEDULE 4.14. To the Knowledge of Seller, there are no conditions existing with respect to markets, services, facilities, personnel or suppliers to Seller which are likely to have an Adverse Effect on Seller. Seller has disclosed to Buyer its standard terms and conditions of sale, and identified all customers with annual purchases in excess of Twenty Thousand Dollars ($20,000) which have been granted a deviation from such standard terms and conditions of sale.

     4.15  EMPLOYEE BENEFITS.

              (a) BENEFIT PLANS. Except as set forth on SCHEDULE 4.15(a), Seller is not a "Plan Sponsor" (as defined in section 3(16)(B) of ERISA) or an "ERISA Affiliate" (which shall mean, with respect to Seller, any other Person that, together with Seller, would be treated as a single employer under section 414 of the IRC), nor has Seller or an ERISA Affiliate contributed, and neither Seller nor an ERISA Affiliate does now contribute, to any "employee pension benefit plans" ("Pension Plans") or "employee welfare benefit plans" ("Welfare Plans") (as defined in section 3(2) and (1), respectively, of ERISA), or to any "multi employer plan" ("Multiemployer Plans") (as defined in either section 3(37) of ERISA or section 414(f) of the IRC). Except as set forth on SCHEDULE 4.15(a), neither Seller nor an ERISA Affiliate has, any obligation, arrangement, practice, plan or agreement to provide present or future benefits, other than salary and bonuses awarded in the Ordinary Course of Business, as compensation for services rendered, to any of its present or former employees, officers, directors, agents or representatives, nor any voluntary employees' beneficiary association under section 501(c)(9) of the IRC ("VEBA") whose members include employees of Seller or an ERISA Affiliate, nor any obligation, arrangement, practice, plan or agreement providing stock options, stock purchase, deferred compensation, severance, "fringe benefits" (as described in section 132 of the IRC), or any other employee benefits of any nature whatsoever ("Compensation Plans"). Welfare Plans, Pension Plans and Compensation Plans are collectively referred to as "Benefit Plans."

              (b) COMPLIANCE OF BENEFIT PLANS WITH ERISA AND IRC. Seller has performed all of its obligations under all Benefit Plans and has made appropriate entries in its financial records and statements for all Liabilities under all Benefit Plans that have accrued but are not due. All of the Benefit Plans and any related trust agreements or annuity contracts (or any funding instrument) materially comply currently, and materially have complied in the past, with the applicable and material provisions of ERISA and the IRC, where required in order to be a qualified plan under section 401(a) of the IRC and tax exempt under section 501 of the IRC, and all other Legal Requirements. To the Knowledge of Seller, no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax exempt status of any such Plan or trust. Neither Seller, nor any Person who is a fiduciary or otherwise has a relationship to a Benefit Plan, has any liability to the IRS or the Pension Benefit Guaranty Corporation with respect to a Benefit Plan, or any Liability under sections 502 or 4071 of ERISA. All filings required by ERISA and the IRC as to each Benefit Plan have been timely filed, and all material notices and disclosures to participants required by either ERISA or the IRC have been timely provided. Other than routine claims for benefits submitted by participants or beneficiaries in the ordinary course, no claim against, or Proceeding involving any Benefit Plan is pending or Threatened.

              (c) POST-RETIREMENT BENEFITS. Except to the extent required under section 4980B of the IRC or Part 6 of Subtitle B of Title I of ERISA, Seller does not provide Welfare Benefits for any retired or former employee nor is it obligated to provide any Welfare Benefits to any active employee following such employee's retirement or other termination of service.

              (d) ADMINISTRATION AND COST OF PLANS. To the Knowledge of Seller, each of the Welfare Plans and Pension Plans has been administered in substantial compliance with the requirements of the IRC and ERISA and all material reports required by any governmental agency with respect to each such Plan have been timely filed. Neither Seller nor an ERISA Affiliate has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated.

              (e) NO PROHIBITED TRANSACTIONS. To the Knowledge of Seller, neither Seller nor any of its directors, officers or employees who are fiduciaries, nor any other fiduciary of any of the Pension Plans or Welfare Plans, has engaged in any transaction in violation of section 406 of ERISA (for which no exemption exists under section 408 of ERISA) or any "prohibited transaction" (as defined in section 4975(c)(1) of the IRC) for which no exemption exists under sections 4975(c)(2) or 4975(d) of the IRC.

              (f) COMPLIANCE OF HEALTH PLANS. To the Knowledge of Seller, each "group health plan" (as defined in section 4980B(g)(2) of the IRC) maintained by Seller has been administered in material compliance with the continuation coverage and notice requirements of section 601 et seq.

of ERISA, section 4980B of the IRC (and the regulations thereunder) and all other Legal Requirements.

              (g) COPIES OF DOCUMENTS. Seller has furnished or made available to Buyer a true and complete copy of all documents that set forth the terms of each Benefit Plan described on SCHEDULE 4.15(a) and the summary plan description which Seller or an ERISA Affiliate is obligated to prepare for such plans, and all summaries and descriptions furnished to participants and beneficiaries regarding Benefit Plans for which a summary plan description is not required. In addition, Seller has furnished or made available to Buyer:

                  (1) a written description of any Benefit Plan that is not otherwise in writing;

                  (2) all Seller's personnel, payroll, and employment manuals and policies currently in effect;

                  (3) all insurance policies currently in effect purchased by or to provide benefits under any Benefit Plan;

                  (4) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan;

                  (5) a true and correct copy of any favorable determination letter as to the qualification under the IRC of each of the Pension Plans and each amendment thereto that has been issued by the IRS; and

                  (6) the annual return (Form 5500 or Form 990 series) filed in each of the most recent three plan years with respect to each Benefit Plan, including all schedules thereto and the opinions of independent accountants, if any.

     4.16  EMPLOYEES AND COMPENSATION.

              (a) LISTING OF EMPLOYEES. SCHEDULE 4.16 identifies all officers and employees of Seller as of the date hereof, the amount of their current annual salaries or hourly rates, their bonuses paid in 1999, their current job titles and vacation accrued, and a complete description of any written commitments to such employees and officers with respect to compensation payable hereafter. To the Knowledge of Seller, Seller has not, because of past practices or previous commitments with respect to its officers or employees, established any legally enforceable rights or reasonable expectations on the part of such officers or employees to receive additional compensation inconsistent with past practices with respect to any period after the date hereof. To the Knowledge of Seller, none of Seller's employees would make an undesirable or ineffective employee of Buyer. None of Seller's employees has given written notice to Seller that such employee intends to leave Seller's employment. Except as set forth on
SCHEDULE 4.16, to the Knowledge of the Sellers, none of Seller's employees will leave such employment or would leave the employment of Buyer, should Buyer employ such person. Set forth on SCHEDULE 4.16 is a description of all written material claims made against Seller by officers or employees of Seller within the last 36 months. No officer or employee of Seller is employed by Seller outside the United States of America.

              (b) AGREEMENTS WITH EMPLOYEES. Except as described on SCHEDULE 4.16, Seller is not a party to or bound by any written or, to the Knowledge of Seller, oral:

                  (1) employment agreement (other than employment agreements under which the only monetary obligation of Seller is to make current wage or salary payments and provide current employee benefits and other employee benefits required by any Legal Requirement), consulting, advisory or service agreement, confidentiality agreement or covenant not to compete;

                  (2) contract or agreement with any officer, employee or Shareholder (other than employment agreements disclosed in response to clause (1) or excluded from the scope of clause (1)), agent, or attorney-in-fact of Seller; or

                  (3) obligation to provide, presently or in the future, retiree medical insurance coverage, retiree life insurance coverage, and other benefits for retired employees or directors of Seller, or their dependents, except as required by any Legal Requirement, and, to the extent of any such obligation, the name, pension benefit, pension option election, medical insurance coverage, and life insurance coverage for such retirees has been disclosed to Buyer or is described on SCHEDULE 4.16.

              (c) CONFIDENTIALITY AND NONCOMPETITION AGREEMENTS. Except as described on SCHEDULE 4.16, to the Knowledge of Seller, no officer or employee of Seller is a party to, or is otherwise bound by, any written agreement or arrangement with any Person, including any confidentiality, noncompetition, or proprietary rights agreement, that has, had or will have an Adverse Effect on:
(a) the performance of his or her duties as an officer or employee of Seller or
(b) the ability of Seller to conduct its business as presently conducted.

              (d) ADDITIONAL EMPLOYEE MATTERS. Set forth on SCHEDULE 4.16 is a list of each employee of Seller, and each qualified beneficiary of an employee of Seller, who has incurred a qualifying event, and has elected, or is eligible to elect, continuation coverage under Seller's group health plan pursuant to section 4980B of the IRC and section 601 et seq. of ERISA. To the Knowledge of Seller, further set forth on SCHEDULE 4.16 is a list of each employee of Seller, and each qualified beneficiary of an employee of Seller, who, as a result of the transactions contemplated herein, will incur a qualifying event and will be eligible to elect continuation coverage pursuant to section 4980B of the IRC and section 601 et seq. of ERISA. Further set forth on SCHEDULE 4.16 is a list of each employee of Seller who has requested or is on a leave of absence pursuant to the provisions of the Family and Medical Leave Act.

     4.17  ENVIRONMENTAL MATTERS.

              (a) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
SCHEDULE 4.17(a), to the Knowledge of Seller, Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor any

Shareholder, nor any other Person for whose conduct they are held to be responsible, has received any actual or Threatened Order, written notice, or other written communication from any Governmental Body or private citizen acting in the public interest, or from the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened material obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller has or had a material interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received prior to the date hereof.

              (b) NO ENVIRONMENTAL CLAIMS. Except as set forth on SCHEDULE 4.17(b) there are no pending or, to the Knowledge of Seller, Threatened claims, Liens, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller has or had an interest.

              (c) NO ENVIRONMENTAL ORDERS. Except as set forth on SCHEDULE 4.17(c), neither Seller nor any Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, has received any written citation, directive, inquiry, notice, Order, summons, warning, or other written communication that relates to Hazardous Activity, Hazardous Materials or any alleged, actual, or potential material violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential material obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal or mixed) in which Seller, or Shareholders have or had a material interest, or with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Seller have been transported, treated, stored, handled, transferred, disposed, recycled or received prior to the date hereof.

              (d) NO ENVIRONMENTAL LIABILITIES. Except as set forth on SCHEDULE 4.17(d), neither Seller nor any Shareholder, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Seller, or any predecessor of Seller have or had an interest, or at any property geologically or hydrologically adjoining the Facilities.

              (e) NO HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 4.17(e), there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, any Shareholder, nor any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or had a material interest.

              (f) NO RELEASE. Except as set forth on SCHEDULE 4.17(f), there has been no Release, to the Knowledge of Seller or any Shareholder, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or any Shareholder has or had an interest, or any geologically or hydrologically adjoining property, whether by Seller or any Shareholder or any other Person.

              (g) DELIVERY OF REPORTS, ETC. Seller has delivered to Buyer true and complete copies and results of all reports, studies, analyses, tests or monitoring possessed or initiated by Seller or any Shareholder pertaining to Hazardous Materials or Hazardous Activities in, or under, the Facilities, or concerning compliance by Seller or any Shareholder or any other Person for whose conduct they are or may be held responsible with Environmental Laws.

              (h) FAILURE TO COMPLY WITH ENVIRONMENTAL LAW. The failure, if any, of Seller or Shareholders to comply with any Environmental Law will not have an Adverse Effect on Buyer.

              (i) TRANSFERABLE ENVIRONMENTAL PERMITS. Except as set forth on
SCHEDULE 4.17(i), all permits, licenses, registrations and authorizations required to operate manage and maintain the Facilities in compliance with Environmental Law (Permits) are transferable to Buyer with no limitations, restrictions, alterations, fees or assessments. Seller agrees to use its Best Efforts to assist Buyer in completing the transfer of Permits within thirty (30) days of the date hereof.

     4.18 INSURANCE. Seller has delivered to Buyer copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller is a party, a named insured, or otherwise the beneficiary of coverage.

     4.19  INTELLECTUAL PROPERTY.

              (a) DEFINITION OF INTELLECTUAL PROPERTY. The term "Intellectual Property" as used in this Agreement shall mean all of the intangible and intellectual property of Seller, including, but not limited to the following:

                  (1) all post office box numbers, Internet domain names (registered and unregistered), telephone and facsimile numbers and all other listings used in the Business, each of which is set forth on SCHEDULE 4.19(a)(1);

                  (2) the name "Uniflex," and all other Marks (as hereinafter defined);

                  (3)  all Trade Secrets (as hereinafter defined).

              (b) OWNERSHIP OF INTELLECTUAL PROPERTY. Seller owns or has the right to use all of the Intellectual Property material to the operation of the Business as it is currently conducted. Except for the Intellectual Property licensed by Seller as a licensee, a copy of each such license is attached to
SCHEDULE 4.19(b) and, to the Knowledge of Seller, except as otherwise disclosed on SCHEDULE 4.19(b), Seller owns all right, title, and interest in and to all of the Intellectual Property, free and clear of all Liens, security interests, charges, Encumbrances, equities, and other adverse claims, and has the right to use all of such Intellectual Property without payment to a third party. All Intellectual Property is assignable by Seller to Buyer and such assignment may be made without the consent of any third party and will not result in any material breach, violation or default under any material agreement involving Intellectual Property.

              (c) PATENTS. Seller owns no patents ("Patents") or design registrations:

                  (1) To the Knowledge of Seller, none of the products manufactured and sold, nor any process or know-how used, by Seller infringes or is alleged to infringe any patent or other proprietary right of any third party.

              (d) MARKS. Set forth on SCHEDULE 4.19(d) is a complete and accurate list and summary description of all marks ("Marks"). Except as disclosed on SCHEDULE 4.19(d):

                  (1) Seller is the owner of all right, title and interest in and to each of the Marks, free and clear of all Liens, security interests, charges, Encumbrances, equities and other adverse claims;

                  (2) no Mark has been or is now involved in any opposition, invalidation, cancellation or infringement action and, to the Knowledge of Seller, no such action is Threatened against any of the Marks;

                  (3) none of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any third party, nor, to the Knowledge of Seller, is there any potentially interfering trademark or trademark application of any third party;

              (e) COPYRIGHTS.  Seller owns no copyrights ("Copyrights"); and

              (f) TRADE SECRETS. Each material trade secret ("Trade Secret"), and the documentation relating to such Trade Secret, is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. Seller and Shareholders have taken all reasonable precautions to protect the secrecy, confidentiality and value of Seller's Trade Secrets. Seller has good title and an absolute, exclusive right to use the Trade Secrets. To the Knowledge of Seller, the Trade Secrets are not part of the public knowledge or literature and have not been used, divulged or appropriated either for the benefit of any other Person or to the detriment of Seller. No Trade Secret is subject to any adverse material claim or has been challenged or threatened in any material way.

              (g) EMPLOYEE AGREEMENTS. No former or current employee of Seller has executed a written agreement that assigns to a person other than Seller any or all rights to any inventions, improvements, discoveries or information relating to the Business. Any inventions, improvements, discoveries or information relating to the Business and developed by former or current employees of Seller in the course of their employment with Seller are owned by Seller. To the Knowledge of Seller, no employee of Seller has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than Seller.

     4.20 INVENTORY. All Inventories on the date hereof consist of items of a quality and quantity useable or saleable in the Ordinary Course of Business as presently conducted, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Acquisition Balance Sheet or on the accounting records of Seller as of the date hereof, as the case may be. No items included in the Inventories are pledged as collateral or held by

Seller on consignment from another, except as set forth on SCHEDULE 4.20. The inventories are valued at the lower of cost or market, net realizable value on the average cost method, consistent with past practices, and were so valued at the date of the Acquisition Balance Sheet. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Seller and the Business. The inventory obsolescence policies of Seller are appropriate for the nature of the products sold and the marketing methods used by Seller and the reserve for inventory obsolescence contained in the Acquisition Balance Sheet fairly reflects the amount of obsolete inventory as of the date thereof. Seller shall conduct physical inventories on April 30, 2000 and May 31, 2000 and will make full and complete adjustments to its perpetual records pursuant to such physical inventories.

     4.21 LABOR RELATIONS; COMPLIANCE. Seller has not been, nor is it, a party to any collective bargaining or other labor contract. Except as set forth on
SCHEDULE 4.21, there has not been, there is not presently pending or existing, and to the Knowledge of Seller there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Seller relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any material written charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Seller or its premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of Seller, no event has occurred or circumstance exists that could provide the basis for any material work stoppage or other material labor dispute. There is no lockout of any employees by Seller, and no such action is contemplated by Seller. To the Knowledge of Seller, Seller is in substantial compliance in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Except as set forth on SCHEDULE 4.21, Seller is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for material failure to comply with any of the foregoing Legal Requirements.

     4.22  LITIGATION; ORDERS.

              (a) PROCEEDINGS. Except as set forth on SCHEDULE 4.22, there is no Proceeding pending or, to the Knowledge of Seller, Threatened against or relating to Seller or its property or assets. To the Knowledge of Seller there is no basis or alleged basis for any such Proceedings or of any governmental investigation relative to Seller, its property or assets, and no event has occurred, nor does any circumstance exist, that may give rise to or serve as a basis for the commencement of any such Proceedings which may have an Adverse Effect on Buyer. No event or condition of any nature which might have an Adverse Effect on Buyer has occurred, exists or, to the Knowledge of Seller, is anticipated. The Proceedings listed on SCHEDULE 4.22 will not have an Adverse Effect on Buyer.

              (b) ORDERS. Except as set forth on SCHEDULE 4.22, (1) there is no Order to which Seller, or any of the assets owned or used by Seller, is subject, other than Orders generally affecting the industry in which Seller conducts the Business; (2) nor is any Shareholder subject to any Order that relates to the business of, or any of the assets owned or used by, Seller; and (3) to the Knowledge of Seller, no officer, director, agent, or employee of Seller is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business. Except as set forth on SCHEDULE 4.22, (1) Seller and each Shareholder are in full compliance with all of the material terms and requirements of each Order to which they, or any of the assets owned or used by them, is or has been subject; (2) no event has occurred, nor does any circumstance exist that may constitute or result in (with or without notice or lapse of time) a material violation of or material failure to comply with any material term or requirement of any Order to which Seller, or any of the assets owned or used by Seller, is subject which may have an Adverse Effect on Buyer; and (3) neither Seller nor any Shareholder has received, any notice or other communication (whether oral or written) from any Body or any other Person regarding any actual, alleged, possible or potential material violation of, or material failure to comply with, any term or requirement of any Order to which Seller, or any of the assets owned or used by Seller, are or have been subject, which may have an Adverse Effect on Buyer.

     4.23 NO AGENT OR BROKER. Except for Barrington Associates, whose fee shall be paid by Seller, no agent or broker or other Person acting pursuant to authority given by Seller or any Shareholder is entitled to any commission, finder's fee or other compensation, from Buyer in connection with the transactions contemplated by this Agreement.

     4.24 NOTICES OF VIOLATION. Seller has received no notice, and, to the Knowledge of Seller, there is no pending notice, of violation of any Legal Requirement, nor the pendency of any Proceedings, threatened or otherwise, which could have an Adverse Effect on the ability of Seller to effect the material transactions contemplated in this Agreement.

     4.25 PERSONAL PROPERTY. SCHEDULE 4.25 contains a detailed list of all machinery, equipment, fixtures, computer hardware and software, tools, supplies, spare parts, furniture, all vehicles purchased for or used in connection with the Business and all other tangible personal property and assets owned or leased by Seller which are used in or relating to the Business.

     4.26  PRODUCTS.

              (a) PRODUCT WARRANTIES. Each product manufactured, fabricated, assembled, sold, leased or delivered by Seller has been in material conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and Seller has no material Liability (and, to the Knowledge of Seller, there is no basis for any present or future Proceedings against it giving rise to any material Liability) for replacement or repair thereof or other material damages in connection therewith. No product manufactured, fabricated, assembled, sold, leased or delivered by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. SCHEDULE 4.26(a) includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

              (b) PRODUCT LIABILITY. Seller has no material Liability (and, to the Knowledge of Seller, there is no basis for any present or future Proceedings against it giving rise to any material Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, fabricated, assembled, sold, leased or delivered by Seller prior to the date hereof.

     4.27  REAL PROPERTY.

              (a)  OWNED REAL PROPERTY.  Seller owns no real property.

              (b) LEASED REAL PROPERTY. SCHEDULE 4.27(b) lists and describes briefly all real property leased or subleased to Seller. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed on SCHEDULE 4.27(b), as amended. With respect to each lease and sublease listed on SCHEDULE 4.27(b), and except as set forth therein:

                  (1) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (2) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (3) all Facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) which to the Knowledge of Seller, required in connection with the operation thereof and have been operated and maintained in material accordance with applicable Legal Requirements; and

                  (4) all Facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said Facilities.

     4.28 SIMILAR BUSINESS OWNERSHIP. Neither the Shareholders, nor any officer or director of Seller, nor any family member of any of them, owns, directly or indirectly, any interest in, or is an officer, director or principal of, any corporation, partnership, proprietorship, association or other entity which is engaged in a business similar to that of Seller, which has conducted any business of any material type whatsoever with Seller, or which is a party to any material contract or agreement to which Seller is a party or to which it may be bound, except as set forth on SCHEDULE 4.28. Neither Shareholders, nor any officer or director of Seller, nor any family member of any of them has, directly or indirectly, engaged in any material transaction with Seller, except transactions inherent in the capacity of such Person as an officer, director or employee of Seller, and except as set forth on SCHEDULE 4.28.

     4.29 STATUS OF CONTRACTS. Except as set forth on SCHEDULE 4.29, each of the Contracts listed on SCHEDULES 2.1(g), 4.15(a) and 4.27(b) (collectively, the "Seller Agreements") constitutes a legal, valid, binding and enforceable obligation of the Seller and is in full force and effect and the transactions contemplated herein shall not have an Adverse Effect on the Seller Ancillary Agreements and, despite the transactions contemplated herein, they shall continue in full force and effect immediately after the Closing with Buyer as a party thereto instead of Seller, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Seller has fulfilled and performed its obligations under each of the Seller Agreements, and Seller is not in, or, to the Knowledge of Seller, alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Seller Agreements and, to the Knowledge of Seller, no other party to any of the Seller Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a materially default or breach by Seller or, to the Knowledge of Seller, by any such other party. Seller is not currently renegotiating any of the Seller Agreements or paying liquidated damages in lieu of performance thereunder. To Seller's knowledge, none of the Seller Agreements contains terms unduly burdensome or harmful to Buyer, upon assignment to Buyer. True and complete copies of each of the Seller Agreements have heretofore been delivered to Buyer by Seller.

     4.30 [INTENTIONALLY LEFT BLANK].

     4.31 SUBSIDIARIES AND INVESTMENTS. Seller does not, directly or indirectly,
(a) own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity or (b) control any corporation, partnership, joint venture or other entity which is involved in or relates to Seller.

     4.32  TAXES; TAX RETURNS; TAX ELECTIONS.

              (a) TAX RETURNS. Seller has prepared, signed and filed all Tax Returns required to be filed prior to the date hereof and has provided to Buyer copies of all income and sales Tax Returns filed by Seller since December 31, 1997. All Tax Returns were correct and complete in all material respects, and Seller has timely paid or accrued all Taxes or installments thereof of every kind and nature whatsoever which were due and owing on Tax Returns or which were or are otherwise due and owing under all applicable laws and regulations for any periods for which Tax Returns were due, whether or not reflected on the Tax Returns, and which may have an Adverse Effect on Buyer. The provision for Taxes in the Acquisition Balance Sheet reasonably approximates the required payment of all Taxes attributable to all periods ended on or before its date, and reasonably adequate accruals have been made by Seller for all liabilities for Taxes accruing since its date. Seller has timely paid in full all ad valorem property taxes and other assessments levied on its assets and properties which have heretofore become due and payable. There are no Proceedings, investigations or claims now pending, nor, to the Knowledge of Seller, proposed against Seller, nor are there any matters under discussion with the IRS, or any other Governmental Authority, relating to any Taxes or assessments, or any claims or deficiencies with respect thereto. Seller has not undergone any income or sales Tax audits by the IRS or relevant state authorities, except as set forth on
SCHEDULE 4.32(a).

              (b) TAX ELECTIONS. Seller has not made an election under section 1362 of the IRC to be subject to income tax as an S corporation. Seller is not a "foreign person" within the meaning of section 1445 of the IRC.

              (c) WITHHOLDINGS. Seller has withheld proper and accurate amounts from its employees in full and complete compliance with the tax withholding provisions of the IRC and other applicable

Legal Requirements, and has filed proper and materially accurate federal, foreign, state and local Tax Returns and reports for all years and periods (and portions thereof) for which any Tax Returns were due with respect to employee income, income tax withholding, withholding taxes, social security taxes and unemployment taxes. All payments due from Seller on account of employee tax withholdings, including income tax withholdings, social security taxes or unemployment taxes in respect to years and periods (and portions thereof) ended on or prior to the date hereof were paid prior to such date on or before their due date.

              (d) TAX CLEARANCE. Except as provided on SCHEDULE 4.32(d) and
SECTION 8.7, (a) Seller is not liable for any sales or use Tax; (b) no sales Tax will be imposed on the sale of the Acquisition Assets to Buyer; and (c) Buyer is not required to withhold any portion of the Purchase Price on account of any sales or use Tax.

     4.33 TITLE TO PROPERTIES. Seller has good and marketable title to all of the Acquisition Assets (excluding leased properties). Except as set forth on
SCHEDULE 4.33, all Acquisition Assets are free and clear of all Encumbrances, except the Lien for current ad valorem taxes not yet due and payable.

     4.34 COMPLETENESS OF STATEMENT; EFFECT OF REPRESENTATIONS AND WARRANTIES. Seller and Shareholders have disclosed to Buyer in separate writings or in the Schedules attached hereto, all material adverse facts known to them relating to the representations and warranties. The representations and warranties of Seller and Shareholders in this Agreement, as qualified by the disclosures made on the Schedules attached hereto, are true and complete in all respects. No representation or warranty of Seller or Shareholders in this Agreement, as qualified by the disclosures made on the Schedules attached hereto, contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or contains any misstatement of a material fact. All of the representations and warranties made by Seller and Shareholders, as qualified by the disclosures made on the Schedules attached hereto, are made with the knowledge, expectation, understanding and desire that Buyer place complete reliance thereon.




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



5. REPRESENTATIONS AND WARRANTIES OF BUYER. MCC and Buyer, jointly and severally, hereby represent and warrant to Seller and Shareholders as follows:

     5.1 CORPORATE STATUS. MCC is a corporation duly incorporated and existing under the laws of the State of Ohio and is authorized to transact business therein. Buyer is a limited liability company duly organized and existing under the laws of the State of Ohio and is authorized to transact business therein. Each MCC and Buyer has, and at all times has had, full corporate or other applicable power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such businesses have and are now being conducted.

     5.2  AUTHORITY; CONSENTS; ENFORCEMENT; NONCONTRAVENTION; NONCOMPETES.

              (a) AUTHORITY. Each of MCC and Buyer has the corporate or other applicable power and authority to execute, deliver and perform this Agreement, the Note and all other agreements, certificates or documents contemplated hereby to which it is a party ("Buyer Ancillary Documents"), and has taken all actions required to authorize, execute, deliver and perform this Agreement and the Buyer Ancillary Documents, including approval by the board of directors of MCC or approval of the Members of Buyer.

              (b) CONSENTS. Except as set forth on SCHEDULE 5.2(b), no consent, action, approval or authorization of or registration, declaration or filing with any third party including Governmental Authorization or application to, or other notice or filing with, any Governmental Body, is required for the execution, delivery or performance of this Agreement or the Buyer Ancillary Documents by MCC or Buyer, as the case may be ("Buyer's Consents").

              (c) ENFORCEMENT. This Agreement and the Buyer Ancillary Documents have been duly executed and delivered by MCC or Buyer, as the case may be, and constitute the legal, valid and binding obligations of MCC or Buyer, as the case may be, enforceable in accordance with their terms.

              (d) NONCONTRAVENTION. The execution and delivery of this Agreement and the Buyer Ancillary Documents by MCC or Buyer, as the case may be, does not violate any provision of the Organizational Documents of either MCC or Buyer and will not result in a breach or violation or default under any Order of any court or governmental authority to which MCC or Buyer is subject or result in a breach by MCC or Buyer under any contract or obligation to which it is bound. Neither the execution and the delivery of this Agreement and the Buyer Ancillary Documents, nor the compliance with, or fulfillment of, the terms, conditions and provisions hereof or thereof, will (a) violate any Legal Requirement MCC or Buyer, any provision of its charter or bylaws, (b) conflict with, result in a breach of, constitute a default under, any contract, agreement, lease, license, instrument or other arrangement or order to which MCC or Buyer is a party or is bound by, (c) result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by MCC or Buyer, (d) require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which MCC or Buyer is a party or by which it is bound or to which any of its assets or properties are subject or (e) require the approval, consent, authorization or act of, or the making by MCC or Buyer of any declaration, filing or registration with, any Person.

     5.3 NO AGENT OR BROKER. Except for Barrington Associates, whose fees, costs and expenses shall be paid by Seller, no agent or broker or other Person acting pursuant to authority given by MCC or Buyer is entitled to any commission or finder's fee, or other compensation, in connection with the transactions contemplated by this Agreement.

     5.4 COMPLETENESS OF STATEMENTS; EFFECT OF REPRESENTATIONS AND WARRANTIES. Each of MCC and Buyer has disclosed to Seller in other writings or in the Schedules attached hereto, all material adverse facts known to it relating to the representations and warranties of MCC or Buyer, as the case may be. The representations and warranties of MCC and Buyer in this Agreement, as qualified by the disclosures made on the Schedules attached hereto, are true and complete in all respects. No representation or warranty of MCC or Buyer in this Agreement, as qualified by the disclosures made on the Schedules attached hereto, contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or contains any misstatement of a material fact. All of the representations and warranties made by MCC or Buyer (as qualified by the disclosure made on the Schedules attached hereto) are made with the knowledge, expectation, understanding and desire that Seller place complete reliance thereon.

6. [INTENTIONALLY LEFT BLANK].

7. [INTENTIONALLY LEFT BLANK].

8.  COVENANTS OF THE PARTIES.

     8.1 TRANSITION OF THE BUSINESS. Seller and Shareholders covenant with Buyer to cooperate with Buyer to effect the smooth transition of the control and operation of the Business from Seller to Buyer, as contemplated herein, including the retention of the customers of the Business, by such means that Buyer may reasonably request. Seller and Shareholders covenant to cooperate with Buyer in providing all information required hereunder and access thereto and whatever is reasonably required to carry out the purposes and intent of the transactions contemplated by this Agreement.

     8.2 EMPLOYMENT OF BUSINESS'S EMPLOYEES. Prior to the Closing, Buyer will offer employment to those of the Business's employees who are active employees on the date hereof and who execute a MCC's or Buyer's standard Confidentiality Agreement.

     8.3 FURTHER ASSURANCES. Each of the parties agrees that it or he will, at any time, and from time to time, after the date hereof, upon the request and at the expense of the requesting party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances and such further acts, assignments, transfers, conveyances and assurances as may be required to complete the transactions contemplated herein. After the date hereof, at the expense of Seller, Seller and Shareholders shall, and shall use their Best Efforts to cause any necessary third party to, execute such documents and to such acts and things as Buyer may reasonably require for the purpose of giving to Buyer the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated herein. After the date hereof, at the expense of Buyer, MCC and Buyer shall, and shall use their Best Efforts to cause any necessary third party to, execute such documents and do such acts and things as Seller and/or Shareholder may reasonably require for the purpose of giving to Seller or any Shareholder the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated herein.

     8.4 INSURANCE. For a period ending on March 31, 2002 and commencing on the date hereof, Seller shall maintain insurance in the amount of not less than Seven Million Dollars ($7,000,000) for claims that may be made on and after the date hereof with reference to environmental matters during the conduct of the Business prior to the date hereof (the "Environmental Matters Insurance Policy"). Such insurance policy shall name Buyer as an additional named insured, shall provide that such policy shall not be canceled without 30 days prior notice to Buyer and shall have the premiums for the entire period prepaid. A certificate evidencing the binding of such insurance policy shall be delivered to Buyer at Closing by Seller in the form as set forth on SCHEDULE 8.4 .

     8.5 PRORATION OF EXPENSES AND OTHER CHARGES OF THE BUSINESS. On the date hereof, the periodic charges of the Business, including rent, prepaid expenses, utility and license fees and all liabilities related to salaries, wages, vacation pay and other benefits, shall be apportioned on a time basis so that such part of the relevant charges attributable to the period prior to the date hereof shall be borne by Seller and such part of the relevant charges attributable to the period after the date hereof shall be borne by Buyer. All periodic rents, royalties and other similar sums receivable in respect of the Business shall be apportioned between Buyer and Seller on like terms.

     8.6 FILING OF TAXES; PAYMENT. Seller shall, for all periods through the date hereof:

              (a) prepare and timely file (including extensions) all Tax Returns that it is required to file under all applicable laws;

              (b)  timely pay all Taxes it is required to pay;

              (c) withhold and timely pay over to the applicable authorities all Taxes that it is required to withhold and pay over; and

              (d) pay all Taxes on any sales and the income and gain, if any, that it realizes on the transactions contemplated by this Agreement, including the sale of the Assets.

     8.7 SALES AND OTHER STATE TAXES. Attached hereto as EXHIBIT D is a summary of the various obligations of Seller to file sales and/or use tax returns in the states where Seller does business. Seller has given notice to the taxing authorities which require notice prior to the completion of the transactions contemplated herein as shown on EXHIBIT D and on the date hereof filed the required notices with the other taxing authorities.

     8.8 USE OF NAMES. From and after the date hereof, Seller and Shareholders shall not, in any manner whatsoever, use the name "Uniflex," or any derivative thereof, or any other Marks of Seller included in the Acquisition Assets.

     8.9 TERMINATION OF EMPLOYEE BENEFIT PLANS. Seller shall terminate any and all Employee Benefit Plans in a timely and appropriate fashion including the filing of any reports, forms or returns with the appropriate Governmental Body.

     8.10 ENVIRONMENTAL MATTERS. Seller shall timely complete the items listed on SCHEDULE 4.17(a)

9. [INTENTIONALLY LEFT BLANK].

10. [INTENTIONALLY LEFT BLANK].





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



11. [INTENTIONALLY LEFT BLANK].

12.  DELIVERIES AND ACTIONS TO BE TAKEN AT CLOSING.

     12.1 DELIVERIES BY SELLER AND SHAREHOLDERS. At the Closing, Seller and Shareholders shall deliver to Buyer (duly executed where appropriate):

              (a) SELLER'S RESOLUTIONS. Certified copies of resolutions of the Shareholders and the board of directors of Seller approving this Agreement and the transactions contemplated herein in the form of EXHIBIT E attached hereto.

              (b) BILL OF SALE AND ASSIGNMENT. A Bill of Sale and Assignment for the Acquisition Assets in the form of EXHIBIT F attached hereto.

              (c) VEHICLE REGISTRATION, OWNERSHIP DOCUMENTS. Registration, title and motor vehicle transfer forms for, and other required documentation to transfer to Buyer and enable Buyer to properly license, each motor vehicle which is part of the Acquisition Assets.

              (d) POSSESSION OF ACQUISITION ASSETS. Possession of all the Acquisition Assets, free of the possession of all third parties.

              (e) PAYMENT OF LIENS AND ENCUMBRANCES. Confirmation that the Encumbrances set forth on SCHEDULE 4.33 have been paid or are being paid simultaneously with the Closing.

              (f) OPINION OF COUNSEL. An opinion from counsel for Seller and Shareholders in the form of EXHIBIT G attached hereto.

              (g) [INTENTIONALLY LEFT BLANK]




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



              (h) INSURANCE CERTIFICATES. A certificate or certificates for the insurance coverage required pursuant to SECTION 8.4.

              (i) WIRE TRANSFER. Wire transfer of the $800,000 referred to in
SECTION 2.1(b) in immediately available funds to an account designated by Buyer.

              (j) LEASE CONSENTS; TERMINATIONS. Consents of Landlords for all leases assumed, Termination of Lease Agreements for all current leases that will be canceled and replaced and consents of all other parties to the Contracts being assigned to and assumed by Buyer hereunder, where such consent is required for the assumption of such Contracts.

              (k) PAYMENT TO MEIWA. On or before the date hereof, Seller shall pay Meiwa an amount equal to Three Hundred Forty Thousand Dollars ($340,000) which represents certain accounts payable invoices.

     12.2 DELIVERIES BY BUYER. At the Closing, MCC and Buyer shall deliver to Seller and Shareholders (duly executed where appropriate):

              (a) BUYER'S RESOLUTIONS. Certified copies of the Resolutions of the Board of Directors of MCC and of the Members of Buyer approving the transactions contemplated by this Agreement in the forms of EXHIBIT H attached hereto.

              (b) PURCHASE PRICE. The Purchase Price as provided for in SECTION 2.5.

              (c) CONSENTS. All Consents required pursuant to SECTION 5.2(b).

              (d) WIRE TRANSFER. Wire transfer of the Purchase Price in immediately available funds to an account or accounts designated by Seller.





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



     12.3 COVENANTS AND AGREEMENTS NOT-TO-COMPETE. At the Closing, MCC, Buyer, Seller and Shareholders, as the case may be, shall execute and deliver the following:

              (a) SHAREHOLDERS' COVENANTS AND AGREEMENTS NOT-TO-COMPETE. Covenant and Agreement Not-To-Compete by Shareholders in the form of EXHIBIT I attached hereto.

              (b) SELLER'S COVENANT AND AGREEMENT NOT-TO-COMPETE. Covenant and Agreement Not- To-Compete of Seller in the form of EXHIBIT J attached hereto.

              (c) YAMASAKI'S COVENANT AND AGREEMENT NOT-TO-COMPETE. Covenant and Agreement Not-To-Compete of Yamasaki, including the Nonqualified Stock Option Agreement attached as EXHIBIT A thereto, in the form of EXHIBIT K attached hereto.

     12.4 LEASES. At the Closing, MCC, Buyer, Seller and Shareholders, as the case may be, shall execute and deliver the Assignment and Assumption of Leases attached hereto as EXHIBIT L.

     12.5 ASSUMPTION AGREEMENT. At the Closing, MCC, Buyer, Seller and Shareholders, as the case may be, shall execute and deliver the Assumption Agreement in the form of EXHIBIT B attached hereto.

     12.6 CHANGE OF NAME. Seller shall amend its Organizational Documents to change its name to a name which does not include "Uniflex" or any name similar thereto, by properly filing the appropriate amendment in Seller's jurisdiction of organization, and in all jurisdictions where Seller is qualified to do business, and properly filing withdrawals of assumed names in all jurisdictions in which Seller had filed assumed name certificates or such comparable documents in recognition of the sale and assignment of Seller's name to Buyer, and Seller's agreement not to hereafter use the name "Uniflex," or any other Marks of Seller or any derivative thereof.

     12.7 [INTENTIONALLY LEFT BLANK].





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



13.  INDEMNIFICATION; REMEDIES.

     13.1 SURVIVAL; RIGHT TO INDEMNIFICATION. All representations, warranties, covenants and obligations in this Agreement, the Schedules, and any other certificate or document delivered pursuant to this Agreement, shall survive the Closing, unless MCC or Buyer knew or had reason to know of any misrepresentation or breach of warranty, covenant or obligation at the time of Closing and continue in full force and effect until March 31, 2002.

     13.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND SHAREHOLDERS. Seller and each Shareholder, jointly and severally, shall indemnify and hold MCC and Buyer and each of their respective directors, officers, shareholders, managers, members, Affiliates, successors and assigns ("Buyer Indemnitees") harmless from, and shall pay to the Buyer Indemnitees the amount of, all damages, arising, directly or indirectly, from or in connection with:

              (a) any breach of any representation or warranty made by Seller or Shareholders in this Agreement, other than those contained in SECTION 4.17;

              (b) any breach by Seller or Shareholders of any covenant, agreement or obligation of Seller or Shareholders in this Agreement;

              (c) all Liabilities of Seller, and all claims, demands and Proceedings made or brought against Buyer by reason of the transactions contemplated herein, but excluding the Assumed Liabilities; and

              (d) any product shipped or fabricated by, or any services provided by, Seller prior to the Closing.

     13.3 REMEDIES OF BUYER INDEMNITIES NOT EXCLUSIVE. Subject to the dollar limitations contained in SECTIONS 13.4 AND 13.10 the indemnification remedies provided in SECTIONS 13.2 AND




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



13.4 will not be exclusive of or limit any other remedies that may be available to Buyer Indemnitees with respect to the transactions contemplated by this Agreement.

       13.4 USE OF INSURANCE TO INDEMNIFY BUYER INDEMNITEES FOR LIABILITY RELATED TO ENVIRONMENTAL MATTERS. In addition to the provisions of SECTION
13.2, Seller and Shareholders shall purchase and maintain the Environmental Matters Insurance Policy mentioned in SECTION 8.4 for a period commencing with the Closing Date and concluding March 31, 2002. Seller and Shareholders, jointly and severally, shall be liable for any and all environmental damages described in this SECTION 13.4 in an amount up to Seven Million Dollars ($7,000,000) for the aggregate of such damages less (a) any proceeds paid to Buyer for such damages under the Environmental Matters Insurance Policy and (b) any amounts paid to Buyer for such damages under SECTION 13.2. Seller and the Shareholders, shall jointly and severally indemnify and hold the Buyer Indemnitees harmless for any and all such environmental damages, including costs of Cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

              (a) any Liabilities arising out of or relating to: (1)(A) the ownership, operation, or condition at any time on or prior to the date hereof of any properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which Seller or Shareholders have or had a material ownership interest; or (B) any Hazardous Materials or other contaminants that were present on such properties and assets at any time on or prior to the date hereof; or
(2)(A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released or otherwise handled by Seller or Shareholders or by any other Person for whose conduct they are held responsible at any time on or prior to the date hereof; or
(B) any Hazardous Activities that were, or were allegedly, conducted by Seller or Shareholders or by any other Person for whose conduct they are held responsible; or

              (b) any bodily injury (including illness, disability and death, and regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person, including any employee or former employee of Seller, or Shareholders,




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



or any other Person for whose conduct they are held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of Seller prior to the date hereof, or from Hazardous Material that was (1) present or reasonably suspected to be present on or before the date hereof on or at the Facilities (or present or reasonably suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or reasonably suspected to be present on any of the Facilities on or prior to the date hereof); or (2) Released by Seller, any predecessor of Seller, Shareholders or any other Person for whose conduct they are held responsible, at any time on or prior to the date hereof.

     Buyer, Seller and Shareholders shall cooperate with respect to any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which insurance proceeds may be paid under the Environmental Matters Insurance Policy or indemnity may be sought under this
SECTION 13.4.

     13.5 INDEMNIFICATION BY BUYER. MCC and Buyer shall indemnify and hold Seller and Shareholders and their directors, officers, shareholders, Affiliates, successors and assigns ("Seller Indemnitees") harmless for, and will pay to the Seller Indemnitees the amount of, all damages arising directly or indirectly from or in connection with:

              (a) any breach of any representation or warranty made by Buyer in this Agreement;

              (b) any breach by Buyer of any covenant, agreement or obligation of Buyer in this Agreement; and

              (c) any claim, demand or Proceeding made or brought against Seller or the Shareholders resulting from Buyer's operation of the Acquired Assets after the date hereof.




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



     13.6 REMEDIES OF SELLER INDEMNITIES NOT EXCLUSIVE. The remedies provided in
SECTION 13.5 will not be exclusive of or limit any other remedies which may be available to Seller Indemnitees with respect to the transactions contemplated by this Agreement.

     13.7 TIME LIMITATIONS. Seller and Shareholders shall have no liability for indemnification hereunder with respect to any representation or warranty, unless on or before March 31, 2002 Buyer or MCC notifies Seller and each Shareholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer or MCC and Buyer shall have no liability for indemnification hereunder with respect to any representation or warranty unless on or before March 31, 2002 Seller or any Shareholder notifies MCC and Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller or such notifying Shareholder.

     13.8  INDEMNITY CLAIMS.

              (a) NOTIFICATION OF CLAIMS. In the event that any claim ("Claim") is hereafter asserted by a party hereto as to which such party may be entitled to indemnification hereunder, such party ("Indemnitee") shall, in writing, notify the party required by the terms of this Agreement to indemnify the Indemnitee ("Indemnifying Party") thereof ("Claims Notice") within 30 days after
(1) receipt of written notice of commencement of any third-party litigation against such Indemnitee, (2) receipt by such Indemnitee of written notice of any third-party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee or (3) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party. The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, shall include a copy of the notice referred to in (1) and (2), above, shall indicate the amount, if known, or an estimate, if possible, of damages that have been or may be incurred or suffered, and shall state the name of the executive who shall represent the Indemnitee in the mediation provided for in SECTION 15.1.

              (b) DEFENSE OF THIRD PARTY CLAIM BY INDEMNIFYING PARTY. The Indemnifying Party may, at any time, elect to defend or compromise any Claim by a third party ("Third Party Claim"), at its




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



or his own expense and sole discretion and by its or his own counsel, who shall be reasonably acceptable to the Indemnitee. The election by the Indemnifying Party to defend or compromise a claim shall constitute an avowal by the Indemnifying Party that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such claim. The Indemnitee may participate, at its or his own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party which would impose upon the Indemnitee injunctive or other equitable relief.

              (c) ASSUMPTION OF DEFENSE BY INDEMNITEE. Notwithstanding the foregoing, if an Indemnitee determines in good faith and reasonable judgment that there is a reasonable probability that a Proceeding may adversely and materially affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its prior written consent (which may not be unreasonably withheld or delayed).

              (d) CONSENT TO JURISDICTION BY SELLER AND SHAREHOLDERS. Seller and Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Buyer Indemnitee for purposes of any Claim that a Buyer Indemnitee may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller and Shareholders with respect to such a Claim anywhere in the world.

              (e) BUYER'S CONSENT TO JURISDICTION. MCC and Buyer hereby consent to the non- exclusive jurisdiction of any court in which a Proceeding is brought against any Seller Indemnitee for purposes of any Claim that a Seller Indemnitee may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on MCC and Buyer with respect to such a Claim anywhere in the world.

              (f) DEFENSE OF CLAIM BY INDEMNITEE. If, within 30 days of the Indemnifying Party's receipt of a Claim Notice involving a Third Party Claim, the Indemnifying Party shall not have notified the Indemnitee of its or his election to assume the defense, the Indemnitee shall have the right to assume control of the defense or compromise of such Claim, and the reasonable costs and expenses of such reasonable defense, including costs of investigation and reasonable attorneys' fees, shall be added to the Claim.

              (g) COOPERATION OF PARTIES. The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of the party's defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleading, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other, and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely notify the Indemnifying Party of the commencement of such actions in accordance with SECTION 13.8(A) shall relieve the Indemnifying Party from the obligation to indemnify under SECTION 13.2, 13.4, OR 13.5, as the case may be, but only to the extent the Indemnifying Party establishes by competent evidence that it or he is or has been materially and adversely prejudiced thereby.

     13.9 RIGHT OF SET-OFF. In the event that any Buyer Indemnitee is entitled to indemnification as provided in SECTION 13.2 OR 13.4, Buyer shall have the right, subject to the provisions of SECTION 13.10 to set-off the entire amount thereof against the amounts, if any, which Buyer shall owe Seller under SECTION
2.6 of the Adjustment. In the event the right of set-off in the preceding sentence is not sufficient to fully indemnify Buyer Indemnitee, Buyer shall have the right to set-off any remaining indemnity amount against any amounts which Buyer shall owe Yamasaki as consideration for the Agreement Not to Compete duly executed and delivered to Buyer by Yamasaki, provided, it shall be a condition to the exercise of the right of set-off that Buyer shall give Seller and/or Yamasaki, as the case may be, notice specifying in reasonable detail the basis for such set-off. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of




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



remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

     13.10 LIMITATIONS ON INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Notwithstanding the provisions of SECTION 13.2 to the contrary:

              (a) the obligation of Seller and Shareholders, collectively, to indemnify Buyer Indemnitees hereunder shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) in the aggregate (the "Basket"); provided, however, that the Basket shall not apply to indemnification covered by SECTION
13.4. No Buyer Indemnitees shall be entitled to indemnification pursuant to
SECTION 13.2, and no Seller Indemnitees shall be entitled to indemnification pursuant to SECTION 13.5, with respect to any damages as set forth in SECTION
13.2 (excluding any damages which are covered by both SECTIONS 13.2 AND 13.4) and SECTION 13.5, respectively, until the aggregate of all damages for which such indemnified party is entitled to indemnification hereunder shall equal or exceed Twenty-Five Thousand Dollars ($25,000), in which event the indemnifying party shall be liable for the amount of all such damages; and

              (b) any Adjustment under SECTION 2.6 shall not give rise to a claim for indemnification by Buyer Indemnitees against Seller and Shareholders under SECTION 13.2 OR 13.4 or to a claim for indemnification by Seller Indemnitees against MCC and Buyer.

14. [INTENTIONALLY LEFT BLANK].

15.  MISCELLANEOUS PROVISIONS.

     15.1  ARBITRATION.

              (a) If any dispute under this Agreement arises and the parties are unable to resolve such dispute, the unresolved matter shall be resolved by arbitration if a party requests arbitration by making a written demand for arbitration to the other parties. The arbitration proceedings shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business




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



Disputes, or if the parties so agree, the relevant rules of another arbitration organization. In any case, regardless of any rules of the selected arbitration organization to the contrary, only one arbitrator shall be used to decide the outcome of the arbitration. Such arbitration shall be held in Cincinnati, Ohio, or if the parties agree upon another location, that other location. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16.

              (b) The parties shall have the right of discovery in accordance with the Federal Rules of Civil Procedure except that discovery may commence immediately upon the service of the demand for arbitration. A party's unreasonable refusal to cooperate in discovery shall be deemed to be refusal to proceed with arbitration and, until an arbitrator has been designated, the parties may enforce their rights (including the right of discovery) in the courts. Such enforcement in the courts shall not constitute a waiver of a party's right to arbitration. Upon his or her appointment, the arbitrator shall have the power to enforce the parties' discovery rights.

              (c) The parties shall be bound by the decision of the arbitrator and accept his or her decision as the final determination of the matter in dispute. The prevailing party shall be entitled to enter a judgment in any court upon any arbitration award made pursuant to this SECTION 15.1. The arbitrator or arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the arbitration organization, to the prevailing party as shall be determined by the arbitrator.

     15.2 AMENDMENT; WAIVER. This Agreement may be amended, modified or superseded only by a written instrument signed by all of the parties to this Agreement. No party shall be deemed to have waived compliance by another party of any provision of this Agreement unless such waiver is contained in a written instrument signed by the waiving party and no waiver that may be given by a party will be applicable except in the specific instance for which it is given. The failure of any party to enforce at any time any of the provisions of this Agreement or to exercise any right or option contained in this Agreement or to require at any time performance of any of the provisions of this Agreement, by any of the other parties shall not be construed to be a waiver of such provisions and shall not affect the validity of this Agreement or any of its provisions or the right of such party




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



thereafter to enforce each provision of this Agreement. No course of dealing shall operate as a waiver or modification of any provision of this Agreement or otherwise prejudice such party's rights, powers and remedies.

     15.3 AGREEMENT NON-ASSIGNABLE; BINDING EFFECT. No party shall assign any of its rights or obligations under this Agreement, whether by operation of law or otherwise, without obtaining the prior consent of the other parties to this Agreement. Subject to the foregoing, all of the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties to this Agreement and their respective heirs, legal representatives, successors and assigns.

     15.4  CONSTRUCTION AND INTERPRETATION OF AGREEMENT.

              (a) Section titles or captions in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any of its provisions. All references in this Agreement to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

              (b) When used in this Agreement, the word "including" shall have its normal common meaning and any list of items that may follow such word shall not be deemed to represent a complete list of the contents of the referent of the subject.

              (c) The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

              (d) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require.

              (e) The parties do not intend that this Agreement shall confer on any third party any right, remedy or benefit or that any third party shall have any right to enforce any provision of this Agreement.

     15.5 SEVERABILITY OF PROVISIONS. If a court in any Proceeding holds any provision of this Agreement or its application to any Person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

     15.6  CONFIDENTIALITY OF CERTAIN INFORMATION.

              (a) The parties and their respective agents and employees shall hold and keep confidential all Information which is proprietary in nature and non-public or confidential, in whole or in part (the " Confidential Information") which any of them may receive from any other party concerning such other party. Failure to mark any of the Confidential Information as non-public, proprietary or confidential shall not affect its status as Confidential Information under the terms of this Agreement. Confidential Information shall not include any information in the possession of the receiving party (1) that is developed by the such party without reference to and independent of any Confidential Information, (2) is learned from a third party not under any duty of confidence to the disclosing party or (3) becomes part of the public domain through no fault of the receiving party or any of its Affiliates, directors, officers, employees, agents, Shareholders or other of its representatives.




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



              (b) None of the parties nor their respective agents or employees shall, without the prior consent of the disclosing party, disclose or use any such Confidential Information, in whole or in part, except in connection with the performance of the transactions described in this Agreement. Unless otherwise required by law, none of the parties shall disclose any Confidential Information acquired as a result of this Agreement to any Person or entity, other than its respective counsel and other representatives, and such other third parties (such as bankers and lessors) with whom it must communicate to consummate the transactions described by this Agreement, all of whom must agree to keep the Confidential Information confidential. If the Closing does not occur, each party will destroy or return, as requested by the disclosing party, to the disclosing party all copies of documents that contain that party's Confidential Information.

     15.7 CONFIDENTIALITY OF AGREEMENT. Unless otherwise required by law, no party shall disclose either the terms or existence of this Agreement to any Person other than a party's counsel and its other representatives or such other third parties with whom it must communicate to consummate the transactions described in this Agreement.

     15.8 EXCLUSIVE FORUM. Any action to enforce any provision of this Agreement shall be instituted exclusively in the United States District Court for the Southern District of Ohio or, if such Court does not have jurisdiction to adjudicate such action, in the courts of the State of Ohio located in Hamilton County, Ohio. The parties irrevocably and unconditionally waive and shall not plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the jurisdiction of such courts over the parties, the laying of venue or the convenience of the forum of any action related to this Agreement that is brought in the United States District Court for the Souther District of Ohio or in the Courts of the State of Ohio located in Hamilton County, Ohio.

     15.9 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, if any, shall constitute part of this Agreement and shall be deemed to be incorporated in this Agreement by reference and made a part of this Agreement as if set out in full at the point where first mentioned. The parties intend that each representation, warranty, covenant and obligation contained in this Agreement shall have independent significance. If any party has breached any representation, warranty, covenant or obligation contained in this Agreement in any respect, merely because there exists another representation, warranty, covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the party's breach of the first representation, warranty, covenant or obligation.

     15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

     15.11 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to subject matter of this Agreement. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement.

     15.12 INDEPENDENT CONTRACTOR RELATIONSHIP. Regarding all matters relating to this Agreement, this Agreement creates an independent contractor relationship among the parties. Nothing contained in this Agreement shall be construed to (a) give any party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking or (c) constitute any party, its agents or employees as employees of any other party or grant any of them the power or authority to act for, bind or otherwise create or assume any obligation on behalf of any of the other parties for any purpose whatever.

     15.13 EXPENSES. Except as otherwise expressly provided for in this Agreement, each party will bear its own expenses incurred in connection with the preparation, execution and performance of its obligations under this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

     15.14 FURTHER ASSURANCES. Each party shall execute and deliver such additional documents or take such additional actions as may be requested by another party to this Agreement if such requested document or action is reasonably necessary to effect the transactions described in this Agreement.

     15.15 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of Ohio, without giving effect to any conflict of law rule or principle of such state.

     15.16 NO PUBLIC ANNOUNCEMENT. No party shall make any press release or other public announcement regarding this Agreement or the transactions described in this Agreement, unless such party is obligated by law or the rules of any stock exchange upon which its shares are traded to make such a disclosure. When a party determines that it is obligated by law or the rules of a stock exchange to make such a disclosure, it shall notify all of the other parties prior to such disclosure and all of the parties shall cooperate to cause a mutually agreeable release or announcement to be issued.

     15.17 NOTICES. All notices, requests, consents, approvals, waivers, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered to the parties (a) on the date of personal delivery or transmission by facsimile transmission, (b) on the first Business Day following the date of delivery to a nationally recognized overnight courier service or (c) or the third Business Day following the date of deposit in the United States Mail, postage prepaid, by certified mail, in each case, addressed as follows, or to such other address, Person or entity as any party may designate by notice to the others in accordance herewith:

                             If to: Multi-Color Corporation
                                    205 West Fourth Street, Suite 1140
                                    Cincinnati, OH 45202
                                    Attention: Secretary





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




                           With a copy to: Greenebaum Doll & McDonald PLLC
                                           2800 Chemed Center
                                           255 East Fifth Street
                                           Cincinnati, Ohio 45202
                                           Attention: C. Christopher Muth, Esq.
                             If to Seller: 100-100 Chaparral Court
                                           Anaheim Hills, California 92808
                                           Attention: President
                           With a copy to: Rutan & Tucker, LLP
                                           611 Anton Boulevard, Suite 1400
                                           Costa Mesa, California 92626
                                           Attention: Larry A. Cerutti, Esq.

                       If to Shareholders: c/o Uniflex Corporation
                                           100-100 Chaparral Court
                                           Anaheim Hills, California 92808
                                           Attention: President
                           With a copy to: Rutan & Tucker, LLP
                                           611 Anton Boulevard, Suite 1400
                                           Costa Mesa, California 92626
                                           Attention: Larry A. Cerutti, Esq.

     15.18 RECOVERY OF EXPENSES BY PREVAILING PARTY. The party prevailing in any civil action, arbitration or other Proceeding shall be entitled to recover from the nonprevailing party, in addition to any damages the prevailing party may have been awarded, all reasonable expenses that the prevailing party may have incurred in connection with such Proceeding, including accounting fees attorneys' fees and expert witnesses' fees.

     15.19 CUMULATIVE REMEDIES; SPECIFIC PERFORMANCE. No right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be




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



deemed, exclusive of any other right or remedy provided in this Agreement or by law or equity, but each shall be cumulative of every other right or remedy. The parties understand and acknowledge that a party may be damaged irreparably by reason of a failure of another party to perform any obligation under this Agreement. Accordingly, if any party attempts to enforce the provisions of this Agreement by specific performance (including preliminary or permanent injunctive relief), the party against whom such action or Proceeding is brought waives the claim or defense that the other party has an adequate remedy at law.

     15.20 TIME OF ESSENCE. Time is of the essence to the performance of the obligations set forth in this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                           [SIGNATURE PAGES TO FOLLOW]

                                                MCC-UNIFLEX, LLC

                                                By: /S/Frank D. Gerace
                                                    ------------------
                                                Name: Frank D. Gerace
                                                Title:   President and CEO
                                                               ("Buyer")

















                  [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]





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








                                                  UNIFLEX CORPORATION

                                                  By: /S/John Yamasaki
                                                     ---------------------------
                                                  Name:   John Yamasaki
                                                  Title:     President
                                                               ("Seller")

















                  [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]






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








                                                    /S/John Yamasaki
                                                    ----------------------------
                                                    JOHN YAMASAKI

                                                             ("Shareholder")




















                  [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]









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








                                              MEIWA CORPORATION

                                              By:    /S/ Hiroshi Sakurai
                                                 -------------------------------
                                              Name:   Hiroshi Sakurai
                                              Title:   Director
                                                           ("Shareholder")

















                  [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]









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






                                            RYOHSEI PLASTIC INDUSTRIES CO., LTD.

                                            By: /S/Yoshiaki Kaneko
                                              ----------------------------------
                                            Name:    Yoshiaki Kaneko
                                            Title:     President
                                                    ("Shareholder")


















                  [SIGNATURE PAGE OF ASSET PURCHASE AGREEMENT]






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



APPENDIX OF DEFINED TERMS

"ACQUISITION ASSETS" shall have the meaning set forth in SECTION 2.1.

"ACQUISITION BALANCE SHEET" shall have the meaning set forth in SECTION 4.2.

"ACQUISITION BALANCE SHEET ASSETS" shall have the meaning set forth in SECTION 4.2.

"ADJUSTMENT" shall have the meaning set forth in SECTION 2.6.

"ADJUSTMENT NOTICE" shall have the meaning set forth in SECTION 2.7.

"ADVERSE EFFECT" means any condition, change or event that would materially and adversely affect the business, operations, properties (including intangible properties) or financial condition of Seller taken as a whole.

"AFFILIATES" means (1) a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is controlled by a Person that controls, such Person; (2) any trust or estate in which such Person has a beneficial interest or as to which such Person serves as a trustee or in another fiduciary capacity; or (3) any spouse, parent or lineal descendent of such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities, partnership or other ownership interests, by contract or otherwise.

"AGREEMENT" means this Agreement, the Exhibits and the Schedules.

"ASSUMED LIABILITIES" shall have the meaning set forth in SECTION 2.3.

"ASSUMPTION AGREEMENT" shall have the meaning set forth in SECTION 2.3.

"BASKET" shall have the meaning set forth in SECTION 13.10(a), 13.10(a).

"BEST EFFORTS" means taking or causing to be taken, any action, and to do, or cause to be done, things necessary, proper or advisable under applicable laws and regulations, each case in the exercise of commercially reasonable judgment and diligence.

"BOOKS AND RECORDS" shall have the meaning set forth in SECTION 4.9.

"BUSINESS" shall have the meaning set forth in the Recitals to this Agreement.

"BUSINESS DAY" means a day of the year on which banks are not authorized to be closed in the City of New York.

"BUYER" means MCC-Uniflex, LLC.

"BUYER ANCILLARY DOCUMENTS" shall have the meaning set forth in SECTION 5.2(a).

"BUYER INDEMNITEES" shall have the meaning set forth in SECTION 13.2.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

"CLAIMS" shall have the meaning set forth in SECTION 13.8.

"CLAIMS NOTICE" shall have the meaning set forth in SECTION 13.8(a).

"CLEANUP" shall have the meaning set forth in the definition of Environmental, Health & Safety Liabilities.

"CLOSING" shall have the meaning set forth in SECTION 3.







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



"CLOSING BALANCE SHEET" shall have the meaning set forth in SECTION 2.6.

"COMPENSATION PLANS" shall have the meaning set forth in SECTION 4.15(a).

"COMPUTERS" shall have the meaning set forth in SECTION 4.11(a).

"CONTRACTS" shall have the meaning set forth in SECTION 2.1(g).

"COPYRIGHTS" shall have the meaning set forth in SECTION 4.19(a).

"DATA AND RECORDS" shall have the meaning set forth in SECTION 2.1(i).

"DOLLARS"; "$" means lawful currency of the United States of America.

"EFFECTIVE DATE" shall have the meaning set forth in SECTION 3.

"ENCUMBRANCE" means any charge, claim, community property, interest, condition, equitable interest, lien, option, pledge, right of refusal, security interest or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any material cost, damages, expense, liability, obligation or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response and investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, including any investigation, Cleanup, removal, containment or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA and any equivalent state law.

"ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e) protecting resources, species or ecological amenities;

         (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

         (g) cleaning up pollutants that have been Released, preventing the threat of Release or paying the costs of such Cleanup or prevention;

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets; or

         (i) Occupational Safety and Health Law.

"ENVIRONMENTAL MATTERS INSURANCE POLICY" shall have the meaning as set forth in
SECTION 8.4.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" shall have the meaning set forth in SECTION 4.15(a).

"EXCLUDED ASSETS" shall have the meaning set forth in SECTION 2.2.






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



"FACILITIES" means any real property, leaseholds or other real property interests owned by Seller, and any buildings, plants, structures or equipment (including motor vehicles), that are owned or leased both as of the date hereof.

"FLSA" means the Fair Labor Standards Act.

"GAAP" means generally accepted accounting principles in effect in the United States consistently applied.

"GOVERNMENTAL AUTHORIZATIONS" means any approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" means any (1) nation, state, county, city, town, village, district or other jurisdiction of any nature; (2) federal, state, local, municipal, foreign or other governmental organization or body; (3) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);
(4) multi-national organization or body; or (5) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business, operation or thing that materially increases the danger, or risk of danger, or poses an unreasonable and material risk of harm to Persons or property on or off the Facilities, or that materially affects the value of the Facilities or Seller.

"HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INDEMNITEE" shall have the meaning set forth in SECTION 13.8(a).

"INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 13.8(a).

"INSURANCE PROCEEDS" shall have the meaning set forth in SECTION 2.1(l).

"INTELLECTUAL PROPERTY" shall have the meaning set forth in SECTION 4.19(a).

"INVENTORIES" shall have the meaning set forth in SECTION 2.1(e).

"INVESTMENTS" shall have the meaning set forth in SECTION 2.1(b).

"IRC" shall mean the Internal Revenue Code of 1986, as amended.

"IRS" means the Internal Revenue Service.

"KNOWLEDGE" means, with respect to Buyer, the actual knowledge (without any duty of independent investigation) of those persons holding executive offices of Buyer, and with respect to Seller, the actual knowledge (without any duty of independent investigation) of those persons holding executive offices of Seller and the actual knowledge (without any duty of independent investigation) of the Shareholders including, with respect to Meiwa and Ryohsei, the actual knowledge (without any duty of independent investigation) of those persons holding executive offices of Meiwa and Ryohsei, respectively, and, with respect to Yamasaki, the actual knowledge (without any duty of independent investigation) of Yamasaki.

"LEGAL REQUIREMENT" means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, the failure to comply with which would have an Adverse Effect.

"LIABILITIES" means any claim, obligation, expense or cost whether fixed, contingent, matured, unmatured, known or unknown, accrued or unaccrued.

"LIEN" means any lien, claim, Encumbrance, security interest, option, mortgage, mortgage note, deed of trust, easement, license, leasehold interest, right of way, title defect, charge, restriction or right of any third party of any kind upon any properties or assets in which Seller has an interest.

"MARKS" shall have the meaning set forth in SECTION 4.19(d).

""MCC" means Multi-Color Corporation.

"MULTIEMPLOYER PLANS" shall have the meaning set forth in SECTION 4.15(a).

"NET ASSETS VALUE" shall have the meaning set forth in SECTION 2.6.

"OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"OPERATING CASH" shall have the meaning set forth in SECTION 2.1(b).

"ORDER" means any award, decision, injunction, judgment, unit, decree, subpoena or verdict entered, issued, as made or rendered by any court administration agency or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS" shall mean conduct occurring in the usual and customary operation of the Business.

"ORGANIZATIONAL DOCUMENTS" for each party means the charter, articles of incorporation and by laws, or the articles of organization and operating agreement, and a statement of good standing.

"OSHA" means Occupational Safety and Health Act.

"OTHER ASSETS" shall have the meaning set forth in SECTION 2.1(o).

"PATENTS" shall have the meaning set forth in SECTION 4.19(c).

"PENSION PLANS" shall have the meaning set forth in SECTION 4.15(a).

"PERMITS" shall have the meaning set forth in SECTION 4.7.

"PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

"PERSONAL PROPERTY" shall have the meaning set forth in SECTION 2.1(d).

"PLAN SPONSOR" shall have the meaning set forth in SECTION 4.15(a).

"PREPAID EXPENSES" shall have the meaning set forth in SECTION 2.1(m).

"PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, a Governmental Body or arbitrator.

"PURCHASE PRICE" shall have the meaning set forth in SECTION 2.5.








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



"REAL PROPERTY" shall have the meaning set forth in SECTION 2.1(c).

"RECEIVABLES" shall have the meaning set forth in SECTION 2.1(f).

"RELATED PERSON" shall have the meaning set forth 267(b) of the Code.

"RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

"RETAINED LIABILITIES" shall have the meaning set forth in SECTION 2.4.

"ROYALTIES" shall have the meaning set forth in SECTION ?.

"SELLER" means Uniflex Corporation.

"SELLER AGREEMENTS" shall have the meaning set forth in SECTION 4.29.

"SELLER ANCILLARY DOCUMENTS" shall have the meaning set forth in SECTION 4.8(a).

"SELLER FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 4.2.

"SELLER INDEMNITEES" shall have the meaning set forth in SECTION 13.5.

"SHAREHOLDERS" means John Yamasaki, Meiwa Corporation and Ryohsei Plastic Industries Co., Ltd..

"TAX" means any taxes, however denominated, including income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, transfer, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under








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the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other arrangement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including any interest, penalty or addition thereto, whether disputed or not.

"TAX RETURNS" means any return (including any information return), report, declaration of estimated Taxes, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREATENED" means any demand or statement made in writing or any notice given in writing asserting a claim, Proceeding, dispute, action or other matter.

"THIRD PARTY CLAIM" shall have the meaning set forth in SECTION 13.8(b).

"TRADE SECRETS" shall have the meaning set forth in SECTION 4.19(f).

"VEBA" shall have the meaning set forth in SECTION 4.15(a).

"WELFARE PLANS" shall have the meaning set forth in SECTION 4.15(a).








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